                                                                   EXHIBIT 10.20

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of
                                  July 25, 2005

                                      among

                           NEW ENGLAND AUDIO CO., INC.
                              as Lead Borrower for:

                           NEW ENGLAND AUDIO CO., INC.
                          SOUND ADVICE OF ARIZONA INC.
                               NEA DELAWARE, INC.
                                 THEG USA, L.P.
                          HILLCREST HIGH FIDELITY, INC.
                               SOUND ADVICE, INC.
                         SUMARC ELECTRONICS INCORPORATED
                                  As Borrowers

                     TWEETER HOME ENTERTAINMENT GROUP, INC.,
                              As Facility Guarantor

                            The LENDERS Party Hereto,

                          BACK BAY CAPITAL FUNDING LLC,
                               as Term Loan Agent

                             BANK OF AMERICA, N.A.,
                    as Administrative Agent and Issuing Bank

                             FLEET RETAIL GROUP, LLC
                              BANK OF AMERICA, N.A.
                              as Collateral Agents

                                       and

                         BANC OF AMERICA SECURITIES LLC
                                   as Arranger

                           ---------------------------

                                TABLE OF CONTENTS

                                                                                                          PAGE
ARTICLE I Definitions................................................................................       2

     SECTION 1.01  Defined Terms.....................................................................       2
     SECTION 1.02  Terms Generally...................................................................      33
     SECTION 1.03  Accounting Terms; GAAP............................................................      33

ARTICLE II Amount and Terms of Credit................................................................      34

     SECTION 2.01  Commitment of the Revolving Credit Lenders and Term Lenders.......................      34
     SECTION 2.02  Reserves; Changes to Reserves.....................................................      35
     SECTION 2.03  Making of Loans...................................................................      36
     SECTION 2.04  Overadvances......................................................................      37
     SECTION 2.05  Swingline Loans...................................................................      37
     SECTION 2.06  Letters of Credit.................................................................      38
     SECTION 2.07  Settlements Amongst Revolving Credit Lenders......................................      42
     SECTION 2.08  Notes; Repayment of Loans.........................................................      43
     SECTION 2.09  Interest on Loans.................................................................      44
     SECTION 2.10  Default Interest..................................................................      45
     SECTION 2.11  Certain Fees......................................................................      45
     SECTION 2.12  Unused Commitment Fee.............................................................      45
     SECTION 2.13  Letter of Credit Fees.............................................................      46
     SECTION 2.14  Early Termination Fees............................................................      46
     SECTION 2.15  Nature of Fees....................................................................      47
     SECTION 2.16  Termination or Reduction of Revolving Credit Commitments..........................      47
     SECTION 2.17  Alternate Rate of Interest........................................................      48
     SECTION 2.18  Conversion and Continuation of Revolving Credit Loans and Tranche A-1 Term Loan...      48
     SECTION 2.19  Mandatory Prepayment; Commitment Termination; Cash Collateral.....................      49
     SECTION 2.20  Optional Prepayment of Loans; Reimbursement of Lenders............................      50
     SECTION 2.21  Maintenance of Loan Account; Statements of Account................................      54
     SECTION 2.22  Cash Receipts.....................................................................      54
     SECTION 2.23  Application of Payments...........................................................      56
     SECTION 2.24  Increased Costs...................................................................      57
     SECTION 2.25  Change in Legality................................................................      58
     SECTION 2.26  Payments; Sharing of Setoff.......................................................      59
     SECTION 2.27  Taxes.............................................................................      60
     SECTION 2.28  Security and Mortgage Interests in Collateral.....................................      62
     SECTION 2.29  Mitigation Obligations; Replacement of Lenders....................................      62

ARTICLE III Representations and Warranties...........................................................      63

     SECTION 3.01  Organization; Powers..............................................................      63
     SECTION 3.02  Authorization; Enforceability.....................................................      63
     SECTION 3.03  Governmental Approvals; No Conflicts..............................................      63
     SECTION 3.04  Financial Condition...............................................................      63

                                      (ii)

     SECTION 3.05  Properties........................................................................      64
     SECTION 3.06  Litigation and Environmental Matters..............................................      64
     SECTION 3.07  Compliance with Laws and Agreements...............................................      65
     SECTION 3.08  Investment and Holding Company Status.............................................      65
     SECTION 3.09  Taxes.............................................................................      65
     SECTION 3.10  ERISA.............................................................................      65
     SECTION 3.11  Disclosure........................................................................      65
     SECTION 3.12  Subsidiaries......................................................................      65
     SECTION 3.13  Insurance.........................................................................      66
     SECTION 3.14  Labor Matters.....................................................................      66
     SECTION 3.15  Security Documents................................................................      66
     SECTION 3.16  Federal Reserve Regulations.......................................................      66
     SECTION 3.17  Solvency..........................................................................      67

ARTICLE IV Conditions................................................................................      67

     SECTION 4.01  Effective Date....................................................................      67
     SECTION 4.02  Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit......      70

ARTICLE V Affirmative Covenants......................................................................      71

     SECTION 5.01  Financial Statements and Other Information........................................      71
     SECTION 5.02  Notices of Material Events........................................................      73
     SECTION 5.03  Information Regarding Collateral..................................................      74
     SECTION 5.04  Existence; Conduct of Business....................................................      75
     SECTION 5.05  Payment of Obligations............................................................      75
     SECTION 5.06  Maintenance of Properties.........................................................      75
     SECTION 5.07  Insurance.........................................................................      75
     SECTION 5.08  Casualty and Condemnation.........................................................      76
     SECTION 5.09  Books and Records; Inspection and Audit Rights; Appraisals; Accountants...........      76
     SECTION 5.10  Physical Inventories..............................................................      77
     SECTION 5.11  Compliance with Laws..............................................................      78
     SECTION 5.12  Use of Proceeds and Letters of Credit.............................................      78
     SECTION 5.13  Additional Subsidiaries...........................................................      78
     SECTION 5.14  Further Assurances................................................................      78

ARTICLE VI Negative Covenants........................................................................      79

     SECTION 6.01  Indebtedness and Other Obligations................................................      79
     SECTION 6.02  Liens.............................................................................      80
     SECTION 6.03  Fundamental Changes...............................................................      81
     SECTION 6.04  Investments, Loans, Advances, Guarantees and Acquisitions.........................      81
     SECTION 6.05  Asset Sales.......................................................................      82
     SECTION 6.06  Restricted Payments; Certain Payments of Indebtedness.............................      83
     SECTION 6.07  Transactions with Affiliates......................................................      84
     SECTION 6.08  Restrictive Agreements............................................................      84
     SECTION 6.09  Amendment of Material Documents...................................................      84
     SECTION 6.10  Additional Subsidiaries...........................................................      84

                                     (iii)

     SECTION 6.11  Fiscal Year.......................................................................      85
     SECTION 6.12  Environmental Laws................................................................      85
     SECTION 6.13  Store Openings and Closings.......................................................      85
     SECTION 6.14  Tivoli Agreement..................................................................      85

ARTICLE VII Events of Default........................................................................      85

     SECTION 7.01  Events of Default.................................................................      85
     SECTION 7.02  When Continuing...................................................................      88
     SECTION 7.03  Tranche B Term Loan Action Events.................................................      88
     SECTION 7.04  Remedies on Default...............................................................      89
     SECTION 7.05  Application of Proceeds...........................................................      89

ARTICLE VIII The Agents..............................................................................      89

     SECTION 8.01  Administration by Administrative Agent............................................      89
     SECTION 8.02  The Collateral Agents.............................................................      90
     SECTION 8.03  Sharing of Excess Payments........................................................      90
     SECTION 8.04  Agreement of Required Lenders.....................................................      91
     SECTION 8.05  Liability of Agents...............................................................      91
     SECTION 8.06  Notice of Default.................................................................      92
     SECTION 8.07  Lenders' Credit Decisions.........................................................      93
     SECTION 8.08  Reimbursement and Indemnification.................................................      93
     SECTION 8.09  Rights of Agents..................................................................      93
     SECTION 8.10  Independent Lenders and Issuing Bank..............................................      94
     SECTION 8.11  Notice of Transfer................................................................      94
     SECTION 8.12  Successor Agent...................................................................      94
     SECTION 8.13  Reports and Financial Statements..................................................      94
     SECTION 8.14  Delinquent Lender.................................................................      95
     SECTION 8.15  Arranger..........................................................................      95

ARTICLE IX Miscellaneous.............................................................................      96

     SECTION 9.01  Notices...........................................................................      96
     SECTION 9.02  Waivers; Amendments...............................................................      96
     SECTION 9.03  The Buy Out.......................................................................      99
     SECTION 9.04  Expenses; Indemnity; Damage Waiver................................................     100
     SECTION 9.05  Designation of Lead Borrower as Borrowers' Agent..................................     102
     SECTION 9.06  Successors and Assigns............................................................     103
     SECTION 9.07  Survival..........................................................................     106
     SECTION 9.08  Counterparts; Integration; Effectiveness..........................................     106
     SECTION 9.09  Severability......................................................................     106
     SECTION 9.10  Right of Setoff...................................................................     106
     SECTION 9.11  Governing Law; Jurisdiction; Consent to Service of Process........................     107
     SECTION 9.12  WAIVER OF JURY TRIAL..............................................................     107
     SECTION 9.13  Headings..........................................................................     107
     SECTION 9.14  Interest Rate Limitation..........................................................     107
     SECTION 9.15  Additional Waivers................................................................     108
     SECTION 9.16  Press Releases and Related Matters................................................     109
     SECTION 9.17  Existing Credit Agreement Amended and Restated....................................     109

                                      (iv)

                                    EXHIBITS

A.   Assignment and Acceptance
B-1. Revolving Notes
B-2  Swingline Note
B-3  Tranche A-1 Term Note
B-4  Tranche B Term Note
C    Opinion of Counsel to Loan Parties
D.   Form of Compliance Certificate
E.   Borrowing Base Certificate

                                      (v)

                                    SCHEDULES

1.01           Lenders and Commitments
2.22(a)        DDAs
2.22(b)        Credit Card Arrangements
2.22(c)        Blocked Accounts
2.22(f)        Disbursement Accounts
3.05(c)(i)     Title to Properties; Real Estate Owned
3.05(c)(ii)    Leased Properties
3.06           Disclosed Matters
3.12           Subsidiaries
3.13           Insurance
5.01(j)        Financial Reporting Requirements
6.01           Indebtedness
6.02           Liens
6.04           Investments
6.07           Affiliate Transactions

                                      (vi)

      AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 25, 2005 among

      NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation, having its principal place of business at 40 Pequot Way, Canton, Massachusetts 02021, as Lead Borrower for the Borrowers, being said NEW ENGLAND AUDIO CO., INC., and

            SOUND ADVICE OF ARIZONA INC., a Florida corporation, having a mailing address at 40 Pequot Way, Canton, Massachusetts 02021, and

            NEA DELAWARE, INC., a Delaware corporation, having a mailing address at 40 Pequot Way, Canton, Massachusetts 02021, and

            THEG USA, L.P., a Delaware limited partnership, having a mailing address at 40 Pequot Way, Canton, Massachusetts 02021, and

            HILLCREST HIGH FIDELITY, INC., a Texas corporation, having a mailing address at 40 Pequot Way, Canton, Massachusetts 02021, and

            SOUND ADVICE, INC., a Florida corporation, having a mailing address at 40 Pequot Way, Canton, Massachusetts 02021, and

            SUMARC ELECTRONICS INCORPORATED, a North Carolina corporation, having a mailing address at 40 Pequot Way, Canton, Massachusetts 02021, and

      TWEETER HOME ENTERTAINMENT GROUP, INC., a Delaware corporation, having a mailing address at 40 Pequot Way, Canton, Massachusetts 02021, as Facility Guarantor; and

      the LENDERS party hereto; and

      BACK BAY CAPITAL FUNDING LLC, a Delaware limited liability company having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109, as Term Loan Agent for the Term Lenders; and

      BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank), a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as Issuing Bank; and

      BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank), a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as Administrative Agent; and

      BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank), a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110, and FLEET RETAIL GROUP, LLC (f/k/a Fleet Retail Group,

      Inc.), a Delaware limited liability company, having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109, as Collateral Agents for the Lenders,

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                    RECITALS

            WHEREAS, the Revolving Credit Lenders, the Agents, the Borrowers and the Facility Guarantors have previously entered into a Credit Agreement dated as of April 16, 2003 (as the same has been amended, modified, supplemented or restated from time to time, the "Existing Credit Agreement"); and

            WHEREAS, at the request of the Borrowers and the Facility Guarantors, the Agents have arranged for (i) the Tranche A-1 Term Lender to provide a Tranche A-1 Term Loan in the original principal amount of $5,000,000.00 and (ii) the Tranche B Term Lender to provide a Tranche B Term Loan in the original principal amount of $8,000,000.00; and

            WHEREAS, by this Agreement, the parties desire to amend and restate the Existing Credit Agreement in its entirety to, among other things, provide for the making of the Term Loans by the Term Lenders, as set forth herein.

                                   ARTICLE I

                                  Definitions

      SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "ACH" shall mean automated clearing house transfers.

      "Account" shall mean "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; or arising out of the use of a credit or charge card or information contained on or used with that card.

      "Adjusted LIBO Rate" means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period divided by (b) a percentage equal to 100% minus the Statutory Reserve Rate.

      "Administrative Agent" means Bank of America, in its capacity as administrative agent for the Lenders and the other Secured Parties hereunder.

      "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified or is a director or officer of such Person.

      "Agents" shall mean, collectively, the Administrative Agent and the Collateral Agents.

      "Agreement" means this Amended and Restated Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

      "Applicable Law" means as to any Person: (i) all statutes, rules, regulations, orders, or other requirements having the force of law and applicable to such Person, and (ii) all court orders and injunctions, and/or similar rulings and applicable to such Person, in each instance ((i) and (ii)) of or by any Governmental Authority, or court, or tribunal which has jurisdiction over such Person, or any property of such Person.

      "Applicable Margin" means with respect to Revolving Credit Loans, initially, the rates for Prime Rate Loans and LIBO Loans set forth in Level 2, below:

Level       Performance Criteria         Prime Rate Loans    LIBO Loans
-----   -----------------------------    ----------------    ----------
  1      Average Excess Availability             0%             1.50%
          greater than $24,000,000
  2      Average Excess Availability             0%             1.75%
        greater than $15,000,000 but
            less than or equal to
                 $24,000,000
  3      Average Excess Availability             0%             2.00%
            less than or equal to
                 $15,000,000

Except as provided in the following sentence, the Applicable Margin shall be adjusted quarterly as of the first day of each calendar quarter, based upon the average Excess Availability for the immediately preceding calendar quarter. Notwithstanding the foregoing, the Applicable Margin will be set at Level 2 on the Effective Date and will remain at Level 2 until the calendar quarter next ending after the first anniversary of the Effective Date. Upon the occurrence, and during the continuance, of an Event of Default, at the option of the Administrative Agent or upon the direction of the Required Revolving Credit Lenders, the Applicable Margin shall be immediately increased to the percentages set forth in Level 3 (even if the Excess Availability requirements for another Level have been met) and interest shall be determined in the manner set forth in
SECTION 2.10.

      "Appraisal Percentage" shall mean 85%.

      "Appraised Value" means the net appraised liquidation value of the Borrowers' Inventory as set forth in the Borrowers' stock ledger as reasonably determined from time to time by the Administrative Agent in accordance with its standard procedures and with the assistance of an independent appraiser satisfactory to the Administrative Agent.

      "Arranger" means Banc of America Securities LLC.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.06), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "Availability" means the lesser of (a) the aggregate of the Commitments minus the Credit Extensions minus Availability Reserves or (b) the least of (i) the Borrowing Base, (ii) the Tranche A-1 Term Loan Borrowing Base, or (iii) the Tranche B Term Loan Borrowing Base, in each case, minus the Revolving Loan Credit Extensions.

      "Availability Reserves" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion (after consultation with the Lead Borrower (whose consent to any Availability Reserve shall not be required)) as being appropriate to reflect the impediments to the Agents' ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on (i) rent; (ii) Gift Certificates and Merchandise Credit Liability; (iii) minimum Excess Availability (except that any reduction to such Reserve shall require the consent of the Term Loan Agent as provided in
Section 9.02 hereof); (iv) customs, duties, and other costs to release Inventory which is being imported into the United States; (v) outstanding customer deposits and liabilities of the Borrowers on account of layaways; (vi) liabilities related to or arising from frequent shoppers' programs; (vii) the Panasonic Reserve, and (viii) outstanding taxes and other governmental charges, including, ad valorem, real estate, personal property, and other taxes which might have priority over the interests of the Collateral Agents in the Collateral. Availability Reserves shall be established and calculated in a manner and methodology consistent with the Administrative Agent's practices as of the Effective Date with other similarly situated borrowers.

      "Bank of America" means Bank of America, N.A., a national banking association.

      "Bank of America Disbursement Accounts" has the meaning provided therefor in SECTION 2.22(f).

      "Blocked Account Agreements" has the meaning set forth in SECTION 2.22(c).

      "Blocked Account Banks" shall mean the banks with whom the Borrowers have entered into Blocked Account Agreements.

      "Blocked Accounts" shall have the meaning set forth in SECTION 2.22(c).

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrowers" means collectively, New England Audio Co., Inc., Sound Advice of Arizona, Inc., NEA Delaware, Inc., THEG USA, L.P., Hillcrest High Fidelity, Inc., Sound Advice, Inc. and Sumarc Electronics Incorporated.

      "Borrowing" shall mean (a) the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan, or (c) the Tranche A-1 Term Loan.

      "Borrowing Base" means, at any time of calculation, an amount equal to

            (a) the lesser of (i) the Receivables Advance Rate multiplied by the face amount of Eligible Credit Card Receivables, or (ii) $12,000,000, plus

            (b) the lesser of (i) (A) the Appraisal Percentage multiplied by (B) the Appraised Value of Eligible Inventory (net of Inventory Reserves), or
      (ii) (A) the Inventory Advance Rate multiplied by (B) the Cost of Eligible Inventory (net of Inventory Reserves); plus

            (c) the lesser of (i) 60% of the FLV of Eligible Real Estate less Realty Reserves, or (ii) $7,000,000; minus

            (d) the then amount of all Availability Reserves.

      "Borrowing Base Certificate" has the meaning assigned to such term in
SECTION 5.01(f).

      "Borrowing Request" means a request by the Lead Borrower on behalf of the Borrowers for a Borrowing in accordance with SECTION 2.03(b).

      "Breakage Costs" shall have the meaning set forth in SECTION 2.20(d).

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed, provided that, when used in connection with a LIBO Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. Except as otherwise provided herein, if any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day and such extension of time shall be included in computing interest and fees in connection with such payment.

      "Buy Out" means the consummation of the transaction described in SECTION 9.03.

      "Capital Expenditures" means, for any period, (a) all expenditures made or costs incurred (whether made in the form of cash or other property) for the acquisition, maintenance or repair of fixed or capital assets of the Parent and its Subsidiaries (including, without limitation, Permitted Acquisitions of fixed or capital assets), in each case that are (or would be) set forth in a Consolidated statement of cash flows of the Parent and its Subsidiaries for such period prepared in accordance with GAAP as capital expenditures, and (b) Capital Lease Obligations incurred by the Parent and its Subsidiaries during such period.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Cash Collateral Account" shall mean an interest-bearing account established by the Borrowers with the Collateral Agents at Bank of America under the sole and exclusive dominion and control of the Collateral Agents designated as the "Tweeter Cash Collateral Account".

      "Cash Dominion Release Event" shall mean that, and only as long as, each of the following have been satisfied: (i) average Excess Availability for the immediately preceding calendar quarter is greater than $27,000,000, and (ii) the Fixed Charge Coverage Ratio calculated as of the end of the immediately preceding fiscal quarter is at least equal to 1.10:1.00, and (iii) no Default or Event of Default then exists, and (iv) the Lead Borrower has notified the Administrative Agent in writing of its election to terminate the sweep of Cash Receipts as set forth in SECTION 2.22 hereof to the FRG Concentration Account, provided however, a Cash Dominion Release Event shall, at the Administrative Agent's option, be deemed not to exist (even if conditions set forth in clauses
(i), (ii), (iii) and (iv) have been satisfied) if a Cash Dominion Release Event has occurred and thereafter has been discontinued due to the failure of the Borrowers to satisfy the conditions set forth in clauses (i), (ii), (iii) and
(iv) above.

      "Cash Receipts" has the meaning provided therefor in SECTION 2.22(c).

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

      "Change in Control" means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or (b) any person (within the meaning of the Securities and Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of forty percent (40%) or more of the total voting power of the Voting Stock of the Parent on a fully diluted basis, whether as a result of the issuance of securities of the Parent, any merger, consolidation, liquidation or dissolution of the Parent, any direct or indirect transfers of securities or otherwise, or (c) the failure of the Parent to own, directly or indirectly, 100% of the capital stock or other equity interests of all of the Borrowers.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.24(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any

Governmental Authority that has become effective and is made or issued after the date of this Agreement.

      "Charges" has the meaning provided therefor in Section 9.14.

      "Closing Date" means April 16, 2003.

      "CMLTD" means current maturities of long term Indebtedness of the Parent and its Subsidiaries, as determined in accordance with GAAP.

      "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

      "Collateral" means any and all "Collateral" as defined in any applicable Security Document.

      "Collateral Agents" means Bank of America and FRG, in their capacity as collateral agents under the Security Documents.

      "Commercial Letter of Credit" means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrowers in the ordinary course of business of the Borrowers.

      "Commitment" shall mean, with respect to each Lender, the aggregate commitment of such Lender hereunder (for both Revolving Credit Loans and Term Loans) in the amount set forth opposite its name on Schedule 1.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.16.

      "Commitment Fee" has the meaning provided therefor in Section 2.12.

      "Commitment Percentage" shall mean, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder (for both Revolving Credit Loans and Term Loans) in the amount set forth opposite its name on
Schedule 1.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.16.

      "Consent" means actual consent given by a Lender from whom such consent is sought; or the passage of fifteen (15) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender's giving the Administrative Agent written notice of that Lender's objection to such course of action.

      "Consolidated" means, when used to modify a financial term, test, statement, or report of a Person, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

      "Consolidated EBITDA" means for any period, the result for such period of
(i) Consolidated Net Income, plus (ii) depreciation, amortization and all other non-cash charges that were deducted in arriving at Consolidated Net Income for such period plus (iii) provisions for taxes based on income that were deducted in arriving at Consolidated Net Income for such period, plus (iv) Consolidated Interest Expense, plus (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses that were deducted in arriving at Consolidated Net Income for such period, less (vi) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business ) and other extraordinary gains that were included in arriving at Consolidated Net Income for such period, all as determined on a Consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, for any period for any Person, total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP) of such Person and its Subsidiaries on a Consolidated basis with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements.

      "Consolidated Net Income" means, for any period with respect to any Person, the net income (or loss) of such Person and its Subsidiaries on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person (other than Subsidiaries of the Parent) in which any other Person (other than the Parent or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or any of its Subsidiaries or is merged into or consolidated with the Parent or any of its Subsidiaries or that Person's assets are acquired by the Parent or any of its Subsidiaries, and
(iii) the income of any direct or indirect Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

      "Control" means the possession, directly or indirectly, of the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

      "Cost" means the lesser of (a) the cost of purchases, as reported on the Borrowers' stock ledger, based upon the Borrowers' accounting practices which are in effect on the date of this Agreement, and (b) the cost equivalent of the lowest ticketed price at which the subject Inventory is offered for sale to the public after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system), which cost equivalent is determined in accordance with the retail method of accounting reflecting the Borrowers' historical business practices. "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers' calculation of cost of goods sold.

      "Credit Card Notifications" has the meaning provided therefor in SECTION 2.22(c).

      "Credit Extensions" as of any day, shall be equal to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

      "DDAs" means any checking or other demand deposit account maintained by any Borrower.

      "DDA Notification" has the meaning provided therefor in SECTION 2.22(c).

      "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Delinquent Lender" has the meaning therefor provided in SECTION 8.14.

      "dollars" or "$" refers to lawful money of the United States of America.

      "Early Termination Fee" has the meaning provided therefor in SECTION 2.14.

      "Effective Date" means the date on which the conditions specified in
SECTION 4.01 are satisfied (or waived in accordance with SECTION 9.02) and the Term Loans are made.

      "Eligible Assignee" means a bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $500,000,000 or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights in and to a material portion of such Lender's portfolio of asset based credit facilities.

      "Eligible Credit Card Receivables" means Accounts due to a Borrower on a non-recourse basis from Visa, Mastercard, American Express Co., and other major credit card processors reasonably acceptable to the Administrative Agent as arise in the ordinary course of business, which have been earned by performance and are deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Credit Card Receivables:

            (a) Accounts that have been outstanding for more than five (5) Business Days from the date of sale;

            (b) Accounts with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agents, for their benefit and the ratable benefit of the Secured Parties, pursuant to the Security Documents);

            (c) Accounts that are not subject to a first priority security interest in favor of the Collateral Agents, for the benefit of themselves and the Secured Parties, subject to Permitted Encumbrances of the type described in clause (a) of such definition only (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

            (d) Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

            (e) Accounts which the Administrative Agent determines in its reasonable discretion to be uncertain of collection.

      "Eligible In-Transit Inventory" shall mean, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory (a) which has been shipped from a foreign location for receipt by a Borrower within 25 days of the date of determination, but which has not yet been delivered to a Borrower, (b) for which payment has been made by a Borrower and title has passed to a Borrower, (c) for which the document of title reflects a Borrower as consignee (along with delivery to a Borrower of the documents of title with respect thereto), (d) as to which the Collateral Agents have control over the documents of title which evidence ownership of the subject Inventory (such as by the delivery of a customs broker agency agreement, satisfactory to the Collateral Agents), and (e) which otherwise would constitute Eligible Inventory.

      "Eligible Inventory" shall mean, as of the date of determination thereof,
(a) Eligible In- Transit Inventory, (b) Eligible L/C Inventory, and (c) items of Inventory of the Borrowers that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Inventory:

            (a) Inventory that is not owned solely by the Borrowers, or is leased or on consignment (as defined in Section 9-102 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts) or the Borrowers do not have good and valid title thereto;

            (b) Inventory (including any portion thereof in transit from vendors, other than Eligible In-Transit Inventory and Eligible L/C Inventory) that is not located at a warehouse facility used by a Borrower in the ordinary course or at a property that is owned or leased by a Borrower;

            (c) Inventory that represents (i) goods damaged, defective or otherwise unmerchantable, (ii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents, or (iii) goods to be returned to the vendor;

            (d) Inventory that is not located in the United States of America (excluding territories and possessions thereof) other than Eligible In-Transit Inventory and Eligible L/C Inventory;

            (e) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agents for the benefit of the Secured Parties, subject to Permitted Encumbrances of the type described in clauses (a) and (b) of such definition only;

            (f) Inventory which consists of salesman's samples, labels, bags, packaging, installation inventory, and other similar non-merchandise categories.

            (g) Inventory as to which insurance in compliance with the provisions of Section 5.07 hereof is not in effect.

            (h) Inventory which is acquired in a Permitted Acquisition unless and until the Collateral Agents have completed an appraisal of such Inventory, established an Inventory Advance Rate and Inventory Reserves (if applicable) therefor, and otherwise agreed that such Inventory shall be deemed Eligible Inventory.

      "Eligible L/C Inventory" shall mean, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory (a) not yet delivered to the Borrowers, (b) the purchase of which is supported by a Commercial Letter of Credit having an expiry within twenty-five (25) days of such date of determination, (c) for which the document of title reflects a Borrower or the Issuing Bank as consignee (along with delivery to a Borrower or the Issuing Bank, as applicable, of the documents of title with respect thereto), (d) as to which the Collateral Agents have control over the documents of title which evidence ownership of the subject Inventory (such as by the delivery of a customs broker agency agreement, satisfactory to the Collateral Agents), and (e) which otherwise would constitute Eligible Inventory.

      "Eligible Real Estate" means the Real Estate located at 10 and 40 Pequot Way, Canton, Massachusetts, but only if such Real Estate satisfies each of the following conditions:

            (a) a Borrower owns fee title thereto and is occupying such Real Estate for offices and/or as a distribution center; and

            (b) the applicable Borrower has executed and delivered to the Collateral Agents such Mortgages and other documents as the Collateral Agents may reasonably request; and

            (c) the applicable Borrower shall have delivered to the Collateral Agents title insurance, environmental studies, and other real estate items, as reasonably required by, and reasonably satisfactory to, the Collateral Agents, including, but not limited to, those items required by FIRREA; and

            (d) the Collateral Agents have a perfected first-priority lien in such Real Estate for the benefit of the Secured Parties, subject to Permitted Encumbrances of the type described in clauses (a) and (f) of such definition only; and

            (e) such Real Estate has been appraised by a third party appraiser acceptable to the Collateral Agents; and

            (f) as to which the mortgagor is in compliance with the representations, warranties and covenants set forth in the Mortgage relating to such property, unless the Administrative Agent, in its discretion, otherwise determines to waive this requirement in the determination of Eligible Real Estate.

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Person directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Event of Default" has the meaning assigned to such term in SECTION 7.01. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived or cured as provided herein.

      "Excess Availability" means, as of any date of determination, the lesser of (a) Availability (calculated, for purposes of this definition, without giving effect to any Excess Availability Reserve then existing) minus all then held checks, accounts payable which are beyond credit terms then accorded the Borrowers, and overdrafts, or (b)(i) the then Total Commitments, minus (ii) the sum of (A) the outstanding Credit Extensions, and (B) all then held checks, accounts payable which are beyond credit terms then accorded the Borrowers, and overdrafts.

      "Excluded Taxes" means, with respect to the Agents, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under SECTION 2.29(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with SECTION 2.27(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to
SECTION 2.27(a).

      "Existing Credit Agreement" has the meaning set forth in the recitals.

      "FLV" means, as to any Eligible Real Estate, the forced liquidation value of such Eligible Real Estate determined in accordance with an independent appraisal acceptable to the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than six (6) months.

      "FRG" means Fleet Retail Group, LLC, a Delaware limited liability company.

      "FRG Concentration Account" shall have the meaning set forth in SECTION 2.22(c).

      "Facility Guarantee" means the Guarantee executed by the Facility Guarantors in favor of the Agents, the Issuing Bank and the Lenders.

      "Facility Guarantors" means the Parent and each of its Subsidiaries, now existing or hereafter created, other than Foreign Subsidiaries.

      "Facility Guarantors Collateral Documents" means all security agreements, mortgages, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by any Facility Guarantor to secure the Facility Guarantee.

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the letter entitled "Fee Letter" among the Facility Guarantor and the Agents dated January 29, 2003, as such letter has been, or may from time to time hereafter be, amended, as supplemented by that certain "Fee Letter" among the Loan Parties and the Agents.

      "Financial Officer" means, with respect to any Borrower, the chief financial officer, vice president of finance, director of finance, controller or assistant controller of such Borrower.

      "FIRREA" means The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the rules and regulations adopted pursuant thereto.

      "Fixed Charge Coverage Ratio" means, as to the Parent and its Subsidiaries, for any period, the ratio of (a) Consolidated EBITDA to (b) the sum of (i) Capital Expenditures incurred during such period plus (ii) income taxes paid in cash during such period, plus (iii) Consolidated Interest Expense for such period, plus (iv) CMLTD during such period, plus (v) Restricted Payments made in cash during such period, all as determined in accordance with GAAP. The Fixed Charge Coverage Ratio shall be calculated on a trailing four quarters basis.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

      "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

      "Fronting Fee" has the meaning assigned to such term in SECTION 2.13(b).

      "Future Commitment" has the meaning therefor provided in SECTION 8.14.

      "GAAP" means principles which are (a) consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and (b) consistently applied with past financial statements of the Parent and its Subsidiaries adopting the same principles.

      "Gift Certificates and Merchandise Credit Liability" means, at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case having jurisdiction over one or more of the Loan Parties.

      "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under
Section 101(14) of CERCLA.

      "Hedging Agreement" means any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates.

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person) or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others (including, without limitation, under any Synthetic Leases), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty

(j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all Hedging Agreements, and (l) the principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" has the meaning provided therefor in SECTION 9.04(b).

      "Interest Payment Date" means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the first day of each calendar month, and (b) with respect to any LIBO Loan, the first day of each calendar quarter and the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

      "Interest Period" means, with respect to any LIBO Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date, and (d) notwithstanding the provisions of clause (c), no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "Inventory" has the meaning assigned to such term in the Security
Agreement.

      "Inventory Advance Rate" means the following percentages for the periods indicated:

           PERIOD                         INVENTORY ADVANCE RATE
-----------------------------------       ----------------------
December 15 of each year through                   62.5%
September 30 of the following year

October 1 through December 14 of                    65%
each year

      "Inventory Reserves" means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion (after consultation with the Lead Borrower (whose consent to any Inventory Reserve shall not be required)) with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory and are not already taken into consideration in the determination of Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on (i) obsolescence; (ii) seasonality;
(iii) Shrink; (iv) imbalance; (v) change in Inventory character; (vi) change in Inventory composition; (vii) change in Inventory mix; (viii) markdowns (both permanent and point of sale); (ix) retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events. Inventory Reserves shall be established and calculated in a manner and methodology consistent with the Administrative Agent's practices as of the Closing Date with other similarly situated borrowers.

      "Investment" means (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, (c) any purchase of (i) stock or other securities of another Person, or (ii) any business or undertaking of any Person (whether by purchase of assets or securities), (d) any commitment or option to make any such purchase, or (e) any other investment, in all cases whether now existing or hereafter made.

      "Issuing Bank" means Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and any successor to Bank of America in such capacity (which may only be a Revolving Credit Lender selected by the Administrative Agent in its discretion and reasonably satisfactory to the Lead Borrower). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "L/C Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

      "Lead Borrower" means New England Audio Co., Inc., a Massachusetts corporation.

      "Lease" means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

      "Lenders" shall mean, collectively, the Revolving Credit Lenders and the Term Lenders.

      "Letter of Credit" shall mean a letter of credit that is (i) issued pursuant to this Agreement for the account of any Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, (iii) issued in connection with the purchase of Inventory by any Borrower and for other purposes for which a Borrower has historically obtained letters of credit, or for any other purpose set forth in SECTION 5.12 hereof or that is reasonably acceptable to the Administrative Agent, and (iv) in form and substance reasonably satisfactory to the Issuing Bank. All letters of credit issued under the Existing Credit Agreement and outstanding on the Effective Date shall be deemed to have been issued hereunder and shall for all purposes be deemed to be "Letters of Credit" hereunder.

      "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to SECTION 2.13.

      "Letter of Credit Outstandings" shall mean, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

      "LIBO Borrowing" shall mean a Borrowing comprised of LIBO Loans.

      "LIBO Loan" shall mean any Revolving Credit Loan or the Tranche A-1 Term Loan while bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of ARTICLE II.

      "LIBO Rate" means, with respect to any LIBO Borrowing for any Interest Period, the rate per annum as determined on the basis of the offered rates for deposits in dollars, for a period of time comparable to such Interest Period which appears on the "Telerate Page 3750" as of 11:00 a.m. London time on the day that is two (2) Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBO Rate shall be the rate (rounded upward, if necessary, to the nearest 1/100 of 1%), determined on the basis of the offered rates for deposits in dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such Interest Period as selected by Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) Business Days preceding the first of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that a LIBO Rate pursuant to a LIBO Borrowing cannot be obtained.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Line Fee" means a fee equal to 0.25% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the difference between (x) each Revolving Credit Lender's Revolving Credit Commitment and (y) the sum of (i) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the principal amount of Revolving Credit Loans then outstanding, and (ii) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the then Letter of Credit Outstandings for each day commencing on the date hereof and ending on, but excluding, the Termination Date.

      "Liquidation" shall mean the exercise by the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and Applicable Law as a creditor of the Loan Parties following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral.

      "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Tranche B Term Loan Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guarantee, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction which arising out of any cash management, depository, investment, letter of credit, Hedging Agreement, equipment leasing or other banking or financial services provided by the Administrative Agent, the Collateral Agents or any of their respective Affiliates, each as amended and in effect from time to time.

      "Loan Party" or "Loan Parties" means the Borrowers and the Facility Guarantors.

      "Loans" shall mean all loans at any time made to the Borrowers or for account of the Borrowers pursuant to this Agreement, whether constituting Revolving Credit Loans or Term Loans.

      "Margin Stock" has the meaning assigned to such term in Regulation U.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, assets, or condition, financial or otherwise, of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any material obligation or to pay any Obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent, the Collateral Agents or the Lenders hereunder or thereunder. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

      "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrowers in an aggregate principal amount exceeding $250,000. For purposes of determining the amount of Material Indebtedness at any time, the "principal amount" of the obligations in respect of any Hedging Agreement at such time shall be the maximum aggregate amount that a Borrower would be required to pay if such Hedging Agreement were terminated at that time.

      "Maturity Date" means April 1, 2008.

      "Maximum Rate" has the meaning provided therefor in SECTION 9.14.

      "Minority Lenders" has the meaning provided therefor in SECTION 9.02(e).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgages" means the Mortgages/Deeds of Trust, Security Agreements and Assignments between the Borrower owning the Real Estate encumbered thereby and the Collateral Agents, for the benefit of the Secured Parties.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the preceding five plan years made or accrued an obligation to make contributions.

      "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Parent or any of its Subsidiaries or any ERISA Affiliate and at least one Person other than the Parent, any Subsidiary or the ERISA Affiliate or (b) was so maintained and in respect of which the Parent, any Subsidiary or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

      "Notes" shall mean (i) the promissory notes of the Borrowers substantially in the form of Exhibit B-1, each payable to the order of a Revolving Credit Lender, evidencing the Revolving Credit Loans, (ii) the promissory note of the Borrowers substantially in the form of Exhibit B-2, payable to the Swingline Lender, evidencing the Swingline Loans, (iii) the promissory note of the Borrowers substantially in the form of Exhibit B-3, payable to the Tranche A-1 Term Lender, evidencing the Tranche A-1 Term Loan, and (iv) the promissory note of the Borrowers substantially in the form of Exhibit B-4, payable to the Tranche B Term Lender, evidencing the Tranche B Term Loan.

      "Obligations" means (a) the due and punctual payment by the Loan Parties of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on, the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and

(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, and (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement, and the other Loan Documents, (c) any Hedging Agreements which are permitted pursuant to SECTION 6.01(a)(vii) hereof, and (d) any transaction with FRG or Bank of America, or any of their respective Affiliates, which arises out of any cash management, depository, investment, letter of credit, Hedging Agreement, equipment leasing or other banking or financial services provided by any such Person.

      "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "Overadvance" means a loan, advance or providing of credit support to the extent that, immediately after its having been made, Availability is less than zero.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Panasonic Floor Plan Payment Guaranty" means that certain letter agreement entered (or to be entered) into between the Administrative Agent and General Electric Capital Corporation, pursuant to which the Administrative Agent has agreed to provide certain credit support for the purchases of Inventory by the Borrowers from Panasonic Consumer Electronics Company.

      "Panasonic Reserve" means an Availability Reserve in an amount equal to the maximum potential liability of the Administrative Agent at any time and from time to time under the Panasonic Floor Plan Payment Guaranty, as determined by the Administrative Agent in its reasonable discretion.

      "Parent" means Tweeter Home Entertainment Group, Inc., a Delaware corporation.

      "Payment Conditions" means, at the time of determination, that (a) no Default or Event of Default then exists or would arise as a result of the making of the subject payment, and (b) for the three months prior to, as of, and, on a pro forma twelve months basis after giving effect to, the subject payment, average Excess Availability shall be equal to or greater than $15,000,000.

      "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Collateral Agents.

      "Permitted Acquisition" means either:

            (a) the acquisition of raw land or developed real estate upon which a Borrower will construct or redevelop a store or a distribution center or warehouse in support of the Loan Parties' business which satisfies each of the following conditions:

                  (i) Prior to and after giving effect to the acquisition, no Default or Event of Default will exist or will arise therefrom; and

                  (ii) The aggregate cost for the acquisition of all such land and the construction of all such improvements thereon shall not exceed $20,000,000 in the aggregate after the Closing Date; and

                  (iii) The applicable Borrower shall take such steps as are necessary to grant to the Collateral Agents, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on the Real Estate (including the improvements) which is the subject of the acquisition, subject to Permitted Encumbrances, (A) if the cost of the acquisition is equal to or greater than $2,000,000, or (B) if the Collateral Agents, in their discretion, so requests provided that, in either case, the Loan Parties shall not be required to furnish a survey, an environmental site assessment, a mortgagee's title insurance policy or other due diligence with respect to such Real Estate, as such Real Estate shall not constitute Eligible Real Estate hereunder;

      or

            (b) an Investment in, a purchase of stock in, a purchase of all or a substantial part of the assets or properties of any Person, any exchange of securities with any Person, any transaction, merger or consolidation or acquisition of all or a substantial portion of the assets of any Person, or any acquisition of any retail store locations of any Person (each of the foregoing an "Acquisition") which satisfies each of the following conditions:

                  (i) The Acquisition is of a business permitted to be conducted by the Borrowers pursuant to SECTION 6.03(b) hereof and the Person to be acquired, or whose assets are to be acquired, shall be a United States or Canadian company; and

                  (ii) Prior to and after giving effect to the Acquisition, no Default or Event of Default will exist or will arise therefrom; and

                  (iii) The Person making the Acquisition must be a Loan Party or a Subsidiary which will become a Loan Party in accordance with SECTION
      5.13 hereof; and

                  (iv) If the Parent or its Subsidiary shall merge with such other Person, such Parent or Subsidiary shall be the surviving party of such merger; and

                  (v) If such Person becomes a Subsidiary of a Loan Party, such Person shall become a Loan Party in accordance with SECTION 5.13 hereof and the Loan Parties (including such Person) shall take such steps as are necessary to grant to the Collateral Agents, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in all of the assets (including capital stock) acquired in connection with such acquisition, subject to Permitted Encumbrances; and

                  (vi) For each of the ten (10) Business Days prior to, and on a pro forma basis, after giving effect to such Acquisition, for each of the ten (10) Business Days after, the Acquisition, Excess Availability shall be at least $10,000,000; and

                  (vii) Such Acquisition shall have been approved by a majority of the Board of Directors (or the equivalent governing body) of the Person which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate Applicable Law.

      "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with SECTION 5.05;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with SECTION 5.05;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under SECTION 7.01(k); and

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers or any Subsidiary;

provided that, except as provided in any one or more of clauses (a) through (f) above, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

      "Permitted Investments" means each of the following:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) Investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposit and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;

provided that, notwithstanding the foregoing, no such Investments shall be permitted unless (i) no Loans are then outstanding on the date such Investment is made, and (b) such Investments are pledged to the Administrative Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Administrative Agent.

      "Permitted Overadvance" means a Revolving Credit Loan made while there is, or which creates, an Overadvance determined by the Administrative Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral and/or the Lenders' rights under the Loan Documents, or (b) which is otherwise in the Lenders' interests; provided that Permitted Overadvances shall not (i) exceed, in the aggregate outstanding at any time, five percent (5%) of the Borrowing Base, or (ii) remain outstanding for more than thirty (30) consecutive Business Days, unless in case of clause (ii), the Required Supermajority Revolving Credit Lenders and the Term Loan Agent otherwise agree; and provided further that the foregoing shall not (1) modify or abrogate any of the provisions of SECTION 2.06(f) hereof regarding the Revolving Credit Lenders' obligations with respect to L/C Disbursements, or (2) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for "inadvertent Overadvances" (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Commitments.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means a Single Employer Plan or a Multiple Employer Plan.

      "Pledge Agreement" means, collectively, (i) the Stock Pledge Agreements dated as of April 16, 2003 among the Loan Parties and the Collateral Agents, for the benefit of the Secured Parties, and (ii) the Stock Pledge Agreement dated as of September 3, 2004 between Sumarc Electronics Incorporated and the Collateral Agents, for the benefit of the Secured Parties, each as amended and in effect from time to time.

      "Prime Rate" shall mean, for any day, the higher of (a) the variable annual rate of interest then most recently announced by Bank of America at its head office in Charlotte, North Carolina as its "Prime Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum.
The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Bank of America's Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Bank of America's Prime Rate or the Federal Funds Effective Rate, respectively.

      "Prime Rate Loan" shall mean any Revolving Credit Loan or the Tranche A-1 Term Loan while bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of ARTICLE II.

      "Real Estate" means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

      "Realty Reserves" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion in good faith (after consultation with the Lead Borrower (whose consent to any Realty Reserve shall not be required)) as being appropriate to reflect the impediments to the Agents' ability to realize upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) reserves for (i) environmental remediation, (ii) municipal taxes and assessments, (iii) repairs and (iv) remediation of title defects. Realty Reserves shall be established and calculated in a manner and methodology consistent with the Administrative Agent's practices as of the Closing Date with other similarly situated borrowers.

      "Receivables Advance Rate" means 85%.

      "Register" has the meaning set forth in SECTION 9.06(c).

      "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Release" has the meaning set forth in Section 101(22) of CERCLA.

      "Required Lenders" shall mean, subject to the provisions of SECTION 8.14, at any time, Lenders having Commitments at least equal to 51% of the Total Commitments, or if the Commitments have been terminated, Lenders whose percentage of the outstanding Obligations (after settlement and repayment of all Swingline Loans by the Revolving Credit Lenders) aggregate not less than 51% of all such Obligations, it being understood, for avoidance of doubt, that any provision hereof that requires the vote of the Required Lenders shall not require the consent of the holders of the Obligations described in clause (c) or
(d) (in their capacity as such holders) of such definition (as such definition is in effect on the Effective Date); provided, however, that in the event that
(i) Fleet Retail Group, LLC is a Revolving Lender and the Tranche A-1 Term Lender hereunder, (ii) Back Bay Capital Funding LLC is the Tranche B Term Lender hereunder, and (iii) Fleet Retail Group, LLC and Back Bay Capital Funding LLC vote in the same manner with respect to any provision hereof that requires the vote of the Required Lenders, then "Required Lenders" shall mean Fleet Retail Group, LLC, Back Bay Capital Funding LLC and any two (2) additional Lenders.

      "Required Revolving Credit Lenders" shall mean, subject to the provisions of SECTION 8.14, at any time, Revolving Credit Lenders having Revolving Credit Commitments at least equal to 51% of the Total Revolving Credit Commitments, or if the Revolving Credit Commitments have been terminated, Revolving Credit Lenders whose percentage of the outstanding Obligations (other than Term Loan Obligations) (after settlement and repayment of all Swingline Loans by the Revolving Credit Lenders) aggregate not less than 51% of all such Obligations, it being understood, for avoidance of doubt, that any provision hereof that requires the vote of the Required Revolving Credit Lenders shall not require the consent of the holders of the Obligations described in clause (c) or (d) (in their capacity as such holders) of such definition (as such definition is in effect on the Effective Date).

      "Required Supermajority Revolving Credit Lenders" shall mean, subject to the provisions of SECTION 8.14, at any time, Revolving Credit Lenders having Revolving Credit Commitments outstanding representing at least 66 2/3% of the Total Revolving Credit Commitments outstanding, or if the Revolving Credit Commitments have been terminated, Revolving Credit Lenders whose percentage of the outstanding Obligations (other than Term Loan Obligations) (after settlement and repayment of all Swingline Loans by the Revolving Credit Lenders) aggregate not less than 66 2/3% of all such Obligations, it being understood, for avoidance of doubt, that any provision hereof that requires the vote of the Required Supermajority Revolving Credit Lenders shall not require the consent of the holders of the Obligations described in clause (c) or (d) (in their capacity as such holders) of such definition (as such definition is in effect on the Effective Date).

      "Reserves" means all (if any) Realty Reserves, Inventory Reserves, and Availability Reserves (including, without limitation, the Panasonic Reserve).

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of any Loan Party or any Subsidiary. Without limiting the foregoing, "Restricted Payments" with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans and all proceeds of a dissolution or liquidation of such Person.

      "Revolving Credit Commitment" shall mean, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender hereunder set forth as its Revolving Credit Commitment opposite its name on Schedule 1.01 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.16.

      "Revolving Credit Commitment Percentage" shall mean, at any time, with respect to each Revolving Credit Lender, the percentage obtained by dividing its Revolving Credit Commitment at such time by all Revolving Credit Commitments at such time.

      "Revolving Credit Lenders" shall mean the Persons identified on Schedule
1.1 hereto and each assignee that becomes a party to this Agreement as a Revolving Credit Lender by assuming all or a portion of the Revolving Credit Commitments as set forth in SECTION 9.06(b).

      "Revolving Credit Loans" means all Loans at any time made by any Revolving Credit Lender pursuant to SECTION 2.03 and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to SECTION 2.05.

      "Revolving Credit Obligations" shall mean the aggregate of the Borrowers' liabilities, obligations, and indebtedness of any character on account of or in respect to the Revolving Loan Credit Extensions.

      "Revolving Loan Credit Extensions" as of any day, shall be equal to the sum of (a) the principal balance of all Revolving Credit Loans then outstanding and (b) the then amount of the Letter of Credit Outstandings.

      "S&P" means Standard & Poor's.

      "SEC" means the Securities and Exchange Commission.

      "Secured Parties" has the meaning assigned to such term in the Security Agreement.

      "Security Agreement" means the Security Agreement dated as of April 16, 2003 among the Loan Parties and the Collateral Agents, for the benefit of the Secured Parties, as amended and in effect from time to time.

      "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages, the Facility Guarantors Collateral Documents, and each other security agreement or other instrument or document executed and delivered pursuant to SECTION 5.13 to secure any of the Obligations.

      "Service Center Inventory" means Inventory which is damaged or defective and is in the process of being repaired or is designated as Location #75 in the Borrowers' stock ledger.

      "Settlement Date" has the meaning provided in SECTION 2.07(b) hereof.

      "Shrink" means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

      "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Parent or any of its Subsidiaries or any ERISA Affiliate and no Person other than the Parent, its Subsidiaries or the ERISA Affiliate or (b) was so maintained and in respect of which the Parent, any Subsidiary or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

      "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

      "Standby Letter of Credit" means any Letter of Credit other than a Commercial Letter of Credit.

      "Standstill Period" means a period of 15 consecutive days, initiated by written notice by the Tranche B Term Lender to the Administrative Agent at any time after the occurrence, and during the continuance, of a Tranche B Term Loan Action Event. A Standstill Period shall not have elapsed (i) if the exercise of any remedy (including, but not limited to, acceleration) of the Loans has been stayed by judicial process; or (ii) as applicable (A) if the relevant Tranche B Term Loan Action Event had been a Tranche B Term Loan Availability Breach, on three (3) consecutive Business Days during the relevant Standstill Period, no Tranche B Term Loan Availability Breach exists or occurs; or (B) if the relevant Tranche B Term Loan Action Event is a Tranche B Term Loan Payment Breach, all then payments due on the Tranche B Term Loan (other than those which would be due only if the Tranche B Term Loan were accelerated) are paid prior to the expiry of the relevant Standstill Period.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Loans shall be deemed to constitute

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

eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Swingline Lender" means FRG, in its capacity as lender of Swingline Loans hereunder.

      "Swingline Loan" shall mean a Loan made by the Swingline Lender to the Borrowers pursuant to SECTION 2.05 hereof.

      "Synthetic Lease" means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

      "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Termination Date" shall mean the earliest to occur of (i) the Maturity Date, or (ii) the date on which the maturity of the Loans are accelerated and the Commitments are terminated, or (iii) the date of the occurrence of any Event of Default pursuant to SECTION 7.01(h) or SECTION 7.01(i) hereof, or (iv) the date of the taking of any action by any Agent upon the request of the Tranche B Term Lender pursuant to SECTION 7.03.

      "Term Lenders" shall mean, collectively, the Tranche A-1 Term Lender and the Tranche B Term Lender.

      "Term Loan Agent" shall mean Back Bay Capital Funding LLC, a Delaware limited liability company, or any other Person holding any Tranche B Term Loan Obligations appointed by Back Bay Capital Funding LLC, at its option, at any time that said Back Bay Capital Funding LLC holds no Tranche B Term Loan Obligations.

      "Term Loan Interest Payment Date" has the meaning set forth in SECTION 2.09(b)(iv).

      "Term Loan Obligations" means the aggregate of the Tranche A-1 Term Loan Obligations and the Tranche B Term Loan Obligations, each of any character to the Term Lenders under the Loan Documents.

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

      "Term Loans" means, collectively, the Tranche A-1 Term Loan and the Tranche B Term Loan.

      "Tivoli" shall mean Tivoli Audio LLC, a Delaware limited liability company.

      "Tivoli Agreement" shall mean the Amended and Restated Limited Liability Company Agreement dated as of February 15, 2001 among Tom DeVesto, Henry Kloss and the Parent, as in effect on the Closing Date.

      "Total Commitment" shall mean, at any time, the sum of the Commitments at such time. As of the Effective Date, the Total Commitments aggregate $103,000,000.

      "Total Revolving Credit Commitments" shall mean, at any time, the sum of the Revolving Credit Commitments at such time. As of the Effective Date, the Total Revolving Credit Commitments aggregate $90,000,000.

      "Total Tranche A-1 Term Loan Commitments" shall mean, at any time, the Tranche A-1 Term Loan Commitments. As of the Effective Date, the Total Tranche A-1 Term Loan Commitments aggregate $5,000,000.

      "Total Tranche B Term Loan Commitments" shall mean, at any time, the Tranche B Term Loan Commitments. As of the Effective Date, the Total Tranche B Term Loan Commitments aggregate $8,000,000.

      "Tranche A-1 Term Lender" shall mean Fleet Retail Group, LLC and each assignee that becomes a party to this Agreement as a Tranche A-1 Term Lender by assuming all or a portion of the Tranche A-1 Term Loan Commitments as set forth in SECTION 9.06.

      "Tranche A-1 Term Loan" shall mean the term loan in the principal amount of $5,000,000 to be made by the Tranche A-1 Term Lender to the Borrowers in accordance with the provisions of SECTION 2.01(b).

      "Tranche A-1 Term Loan Borrowing Base" means, at any time of calculation, an amount equal to

            (a) the lesser of (i) 90% of the face amount of Eligible Credit Card Receivables or (ii) $12,000,000; plus

            (b) 90% of the Appraised Value of Eligible Inventory (net of Inventory Reserves); plus

            (c) the lesser of (i) 60% of the FLV of Eligible Real Estate less Realty Reserves, or (ii) $7,000,000; minus

            (d) the then amount of all Availability Reserves; minus

            (e) the then outstanding Tranche A-1 Term Loan Obligations.

      "Tranche A-1 Term Loan Commitment" shall mean, with respect to the Tranche A-1 Term Lender, the commitment of the Tranche A-1 Term Lender hereunder set forth as its Tranche A-1 Term Loan Commitment opposite its name on Schedule 1.01 hereto.

      "Tranche A-1 Term Loan Commitment Percentage" shall mean, at any time, with respect to the Tranche A-1 Term Lender, the percentage obtained by dividing its Tranche A-1 Term Loan Commitment at such time by all Tranche A-1 Term Loan Commitments at such time.

      "Tranche A-1 Term Loan Fee Letter" means the letter entitled "Tranche A-1 Term Loan Fee Letter" among the Borrowers and the Tranche A-1 Term Lender of even date herewith, as such letter may from time to time be amended.

      "Tranche A-1 Term Loan Obligations" means the aggregate of the Obligations of any character to the Tranche A-1 Term Lender under the Loan Documents.

      "Tranche B Term Lender" shall mean Back Bay Capital Funding LLC, a Delaware limited liability company and each assignee that becomes a party to this Agreement as a Tranche B Term Lender by assuming all or a portion of the Tranche B Term Loan Commitments as set forth in SECTION 9.06.

      "Tranche B Term Loan" shall mean the term loan in the principal amount of $8,000,000 to be made by the Tranche B Term Lender to the Borrowers in accordance with the provisions of SECTION 2.01(c).

      "Tranche B Term Loan Action Event" means the occurrence of any of the following:

            (a) a Tranche B Term Loan Availability Breach;

            (b) a Tranche B Term Loan Payment Breach; or

            (c) an Event of Default exists under SECTION 7.01(d) (solely with respect to a default under SECTION 5.01(f), SECTION 6.01, SECTION 6.02,
      SECTION 6.04(c) and SECTION 6.05), SECTION 7.01(k), or SECTION 7.01(p).

      "Tranche B Term Loan Availability Breach" means, except as permitted pursuant to SECTION 2.04, that Availability is equal to or less than zero.

      "Tranche B Term Loan Borrowing Base" means, at any time of calculation, an amount equal to

            (a) 99% of the Appraised Value of Eligible Inventory (net of Inventory Reserves); plus

            (b) the lesser of (i) 70% of the FLV of Eligible Real Estate less Realty Reserves, or (ii) $7,000,000; plus

            (c) the lesser of (i) 90% of the face amount of Eligible Credit Card Receivables or (ii) $12,000,000; minus

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

            (d) the then amount of all Availability Reserves; minus

            (e) the then outstanding Tranche A-1 Term Loan Obligations; minus

            (f) the then outstanding Tranche B Term Loan Obligations.

      "Tranche B Term Loan Commitment" shall mean, with respect to the Tranche B Term Lender, the commitment of the Tranche B Term Lender hereunder set forth as its Tranche B Term Loan Commitment opposite its name on Schedule 1.01 hereto.

      "Tranche B Term Loan Commitment Fee" has the meaning provided therefor in the Tranche B Term Loan Fee Letter.

      "Tranche B Term Loan Commitment Percentage" shall mean, at any time, with respect to the Tranche B Term Lender, the percentage obtained by dividing its Tranche B Term Loan Commitment at such time by all Tranche B Term Loan Commitments at such time.

      "Tranche B Term Loan Early Termination Fee" has the meaning set forth in
SECTION 2.14(b).

      "Tranche B Term Loan Fee Letter" means the letter entitled "Tranche B Term Loan Fee Letter" among the Borrowers and the Tranche B Term Lender of even date herewith, as such letter may from time to time be amended.

      "Tranche B Term Loan Fees" means the Tranche B Term Loan Commitment Fee, the Tranche B Term Loan Early Termination Fee, and all other fees (such as a fee (if any) on account of the execution of an amendment of any Loan Document) payable by the Borrowers in respect of the Tranche B Term Loan.

      "Tranche B Term Loan Interest Rate" means the greater of (i) the Prime Rate plus four percent (4.0%) per annum or (ii) ten percent (10.0%) per annum.

      "Tranche B Term Loan Obligations" means the aggregate of the Obligations of any character to the Tranche B Term Lender under the Loan Documents.

      "Tranche B Term Loan Payment Breach" means the failure by the Borrowers to have made any payment when due to the Tranche B Term Lender on account of the Tranche B Term Loan Obligations or Tranche B Term Loan Fees.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Prime Rate.

      "Unused Commitment" shall mean, on any day, (a) the then Total Revolving Credit Commitments minus (b) the sum of (i) the principal amount of Revolving Credit Loans then outstanding (including the principal amount of Swingline Loans then outstanding) and (ii) the then Letter of Credit Outstandings.

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

      "Voting Stock" means, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such contingency.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      "Yield Revenue" means all amounts which are (or would be) payable on account of the Tranche B Term Loan Interest Rate (as if all interest on the principal being prepaid were paid in cash on the relevant Term Loan Interest Payment Dates) with respect to the Tranche B Term Loan.

      SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date, provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

                                   ARTICLE II

                           Amount and Terms of Credit

      SECTION 2.01 Commitment of the Revolving Credit Lenders and Term Lenders.

      (a) Each Revolving Credit Lender severally and not jointly with any other Revolving Credit Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrowers on a revolving basis, in the form of Revolving Credit Loans and Letters of Credit and in an amount not to exceed the lesser of such Revolving Credit Lender's Revolving Credit Commitment or such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Borrowing Base, subject to the following limitations:

                  (i) The aggregate outstanding amount of the Revolving Loan
            Credit Extensions and Swingline Loans shall not at any time exceed the lower of (A) $90,000,000 or, in each case, any lesser amount to which the Revolving Credit Commitments have then been reduced by the Borrowers pursuant to SECTION 2.16, or (B) the then amount of the Borrowing Base.

                  (ii) The aggregate outstanding amount of Credit Extensions shall not at any time either (A) exceed $103,000,000 or, in each case, any lesser amount to which the Total Commitments have then been reduced by the Borrowers pursuant to SECTION 2.16, or (B) cause Availability to be less than zero.

                  (iii) No Revolving Credit Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from the Issuing Bank, subject to the ratable participation of all Revolving Credit Lenders, as set forth in SECTION 2.06. The Borrowers will not at any time permit the aggregate Letter of Credit Outstandings to exceed $15,000,000.

                  (iv) Subject to all of the other provisions of this Agreement,
            Revolving Credit Loans that are repaid may be reborrowed prior to the Termination Date. No new Revolving Loan Credit Extension, however, shall be made to the Borrowers after the Termination Date.

      (b) The Tranche A-1 Term Lender agrees, upon the terms and subject to the conditions herein set forth, on the Effective Date to make the Tranche A-1 Term Loan to the Borrowers in a single drawing in an amount equal to $5,000,000. Any portion of the Tranche A-1 Term Loan that is repaid may not be reborrowed.

      (c) The Tranche B Term Lender agrees, upon the terms and subject to the conditions herein set forth, on the Effective Date to make the Tranche B Term Loan to the Borrowers in a single drawing in an amount equal to $8,000,000. Any portion of the Tranche B Term Loan that is repaid may not be reborrowed.

      (d) Each Borrowing of Revolving Credit Loans (other than Swingline Loans) shall be made by the Revolving Credit Lenders pro rata in accordance with their respective Revolving Credit Commitment Percentages. The failure of any Revolving Credit Lender to make any

Revolving Credit Loan shall neither relieve any other Revolving Credit Lender of its obligation to fund its Revolving Credit Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Revolving Credit Lender.

      SECTION 2.02 Reserves; Changes to Reserves.

      (a) The initial Reserves as of the Effective Date are the following:

                  (i) Service Center Inventory (an Inventory Reserve): In an
            amount equal to the Cost of the Borrowers' Service Center Inventory.

                  (ii) Reserve for rents (an Availability Reserve): In an amount equal to two months rent for all locations in Pennsylvania and Virginia as to which a landlord's waiver reasonably satisfactory to the Collateral Agents has not been delivered.

                  (iii) Gift Certificate and Merchandise Credit Liability (an
            Availability Reserve): In an amount equal to 65% of the outstanding amount thereof from time to time.

                  (iv) Excess Availability (an Availability Reserve): In an
            amount equal to Five Million Dollars ($5,000,000.00).

                  (v) Shrink (an Inventory Reserve): The amount of Shrink posted from time to time in the Borrowers' stock ledger plus an amount equal to one-half of one percent (0.50%) of the gross sales of the Borrowers since the date of the Borrowers' last physical inventory.

                  (vi) Customer deposit and layaway liabilities (an Availability
            Reserve): In an amount equal to 65% of the outstanding amount thereof from time to time.

                  (vii) Panasonic Reserve (An Availability Reserve).

      (b) The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of the reasonable judgment of the Administrative Agent, after furnishing five (5) days prior notice to the Lead Borrower and subject to any other limitations contained in the respective definitions of Availability Reserves, Inventory Reserves and Realty Reserves; provided, however, that in no event shall the Administrative Agent establish new Reserves in any fifteen (15) calendar day period in an aggregate amount in excess of ten percent (10%) of the lesser of (A) $103,000,000 or, in each case, any lesser amount to which the Total Commitments have then been reduced by the Borrowers pursuant to SECTION 2.16 and (B) the Borrowing Base (as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent under SECTION 5.01(f) of this Agreement), and provided further, that in no event shall the Administrative Agent increase the Excess Availability Reserve described in SECTION 2.02(a)(iv) above in an amount in excess of ten percent (10%) of the lesser of (A) $103,000,000 or, in each case, any lesser amount to which the Total Commitments have then been reduced by the Borrowers pursuant to SECTION 2.16 and (B) the Borrowing

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

Base (as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent under SECTION 5.01(f) of this Agreement).

      SECTION 2.03 Making of Loans.

      (a) Except as set forth in SECTION 2.17 and SECTION 2.25, Revolving Credit Loans (other than Swingline Loans) by the Revolving Credit Lenders and principal amounts outstanding under the Tranche A-1 Term Loan shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower on behalf of the Borrowers may request subject to and in accordance with this SECTION 2.03, provided that all Swingline Loans shall be only Prime Rate Loans. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type. Each Revolving Credit Lender may fulfill its Revolving Credit Commitment with respect to any Revolving Credit Loan by causing any lending office of such Revolving Credit Lender to make such Revolving Credit Loan; but any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Credit Loan in accordance with the terms of the applicable Note. Each Revolving Credit Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to SECTION 2.24. Subject to the other provisions of this SECTION 2.03 and the provisions of SECTION 2.25, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than six (6) Borrowings of LIBO Loans may be outstanding at any time.

      (b) The Lead Borrower shall give the Administrative Agent three Business Days' prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBO Loans and notice of each Borrowing of Prime Rate Loans on the proposed day of each Borrowing. Any such notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the third Business Day in the case of LIBO Loans prior to the date on which, and on the Business Day in the case of Prime Rate Loans that, such Borrowing is to be made. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of $500,000, but not less than $1,000,000 in the case of LIBO Loans and not less than $100,000 in the case of Prime Rate Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Revolving Credit Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Revolving Credit Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, no later than 1:00 p.m., Boston time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Revolving Credit Lender prior to the proposed date of any Borrowing that such Revolving Credit Lender will not make available to the Administrative Agent such Revolving Credit Lender's share of such Borrowing, the Administrative Agent may assume that such Revolving Credit Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Revolving Credit Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Revolving Credit Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Revolving Credit Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Revolving Credit Lender pays such amount to the Administrative Agent, then such amount shall constitute such Revolving Credit Lender's Revolving Credit Loan included in such Borrowing. Upon receipt of the funds made available by the Revolving Credit Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds into a Bank of America Disbursement Account or otherwise in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Revolving Credit Lenders available to the Borrowers no later than 4:00 p.m., Boston time.

      (c) The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, or other payment to which any Agent or their Affiliates or any Lender is entitled from any Borrower pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof and will endeavor, but not be obligated, to furnish one Business Day's notice prior to making any such advance or charge. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and each Borrower's obligations under SECTION 2.19(a). Any amount which is added to the principal balance of the Loan Account as provided in this
SECTION 2.03(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

      SECTION 2.04 Overadvances. The Agents and the Lenders have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the Consent of the Lenders, and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of any Permitted Overadvance is for the benefit of the Borrowers; such Permitted Overadvances constitute Revolving Credit Loans made by the Revolving Credit Lenders and Obligations. The making of any such Permitted Overadvances on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvances on any other occasion or to permit such Permitted Overadvances to remain outstanding.

      SECTION 2.05 Swingline Loans.

      (a) The Swingline Lender is authorized by the Revolving Credit Lenders, but is not obligated, to make Swingline Loans up to (i) $5,000,000 plus (ii) the Permitted Overadvance, in the aggregate outstanding at any time, consisting only of Prime Rate Loans, upon a notice of Borrowing received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 1:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be subject to periodic settlement with the Revolving Credit Lenders under SECTION 2.07 below.

      (b) Swingline Loans may be made only in the following circumstances: (A) for administrative convenience, the Swingline Lender may, but is not obligated to, make Swingline Loans in reliance upon the Borrowers' actual or deemed representations under SECTION 4.02, that the applicable conditions for borrowing are satisfied or (B) for Permitted Overadvances. If the conditions for borrowing under SECTION 4.02 cannot be fulfilled, the Required Revolving Credit Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.02 hereof. Unless the Required Revolving Credit Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans notwithstanding that the conditions for borrowing under SECTION
4.02 cannot be fulfilled. No Swingline Loans shall be made pursuant to this subsection (b) (other than Permitted Overadvances) if after giving effect thereto, the aggregate outstanding amount of the Credit Extensions and Swingline Loans would result in Availability being less than zero.

      SECTION 2.06 Letters of Credit.

      (a) Upon the terms and subject to the conditions herein set forth, the Lead Borrower on behalf of the Borrowers may request the Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the Borrowers one or more Letters of Credit; provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $15,000,000, or (ii) the aggregate Credit Extensions (including Swingline Loans) would exceed the Total Commitments or would cause Availability to be less than zero; and provided, further, that no Letter of Credit shall be issued if the Issuing Bank shall have received notice from the Administrative Agent or the Required Revolving Credit Lenders that the conditions to such issuance have not been met.

      (b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date, provided that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

      (c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 120 days after the date of the issuance of such Commercial Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date.

      (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers in dollars by paying to the Administrative Agent an amount equal to such drawing not later than 12:00 noon, Boston time, on (i) the date that the Borrowers shall have received notice of such drawing, if such notice is received prior to 10:00 a.m., Boston time, on such date, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is received after 10:00 a.m., Boston time on the day of drawing, provided that the Lead Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with SECTION 2.03 that such payment be financed with a Revolving Credit Loan consisting of a Prime Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make payment thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such payment.

      (e) If the Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse the Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrowers reimburse the Issuing Bank therefor, at the rate per annum then applicable to Prime Rate Loans, provided that, if the Borrowers fail to reimburse such Issuing Bank when due pursuant to paragraph (d) of this Section, then SECTION 2.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph
(g) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Credit Lender to the extent of such payment.

      (f) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Revolving Credit Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Revolving Credit Commitments pursuant to SECTION 9.06, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Credit Commitment Percentages of the assigning and assignee Revolving Credit Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Revolving Credit Lender.

      (g) In the event that the Issuing Bank makes any L/C Disbursement and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to this

SECTION 2.06, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Revolving Credit Lender's Revolving Credit Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If the Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Revolving Credit Lenders prior to 11:00 a.m., Boston time, on any Business Day, each such Revolving Credit Lender shall make available to the Issuing Bank such Revolving Credit Lender's Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Revolving Credit Lenders after 11:00 a.m., Boston time on the day of receipt, payment shall be made on the immediately following Business
Day). If and to the extent such Revolving Credit Lender shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Issuing Bank, such Revolving Credit Lender agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the Federal Funds Effective Rate. Each Revolving Credit Lender agrees to fund its Revolving Credit Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.01 or
SECTION 2.06, or the occurrence of the Termination Date. The failure of any Revolving Credit Lender to make available to the Issuing Bank its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Revolving Credit Lender of its obligation hereunder to make available to the Issuing Bank its Revolving Credit Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Revolving Credit Lender. Whenever any Revolving Credit Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Revolving Credit Lender shall be entitled to share ratably, based on its Revolving Credit Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

      (h) Whenever the Borrowers desire that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Lead Borrower shall give to the Issuing Bank and the Administrative Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by the Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuing Bank, the Borrowers shall also submit a letter of credit application on the Issuing Bank's standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

      (i) The obligations of the Borrowers to reimburse the Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary of any Letter of

Credit or against the Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing provisions of this subparagraph (i) shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

      (j) If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agents as collateral for the payment and performance of the Obligations of the Borrowers under this Agreement. The Collateral Agents shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agents at the request of the Borrowers and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Collateral Agents to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held first for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time and thereafter be applied to satisfy other Obligations of the Borrowers under this Agreement.

      SECTION 2.07 Settlements Amongst Revolving Credit Lenders.

      (a) The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Revolving Credit Lenders to make a Revolving Credit Loan (which shall be a Prime Rate Loan) in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.05, which request may be made regardless of whether the conditions set forth in ARTICLE IV have been satisfied. Upon such request, each Revolving Credit Lender shall make available to the Administrative Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Credit Loan to be made by the Revolving Credit Lenders and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Revolving Credit Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Revolving Credit Lender shall not have so made its transfer to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

      (b) The amount of each Revolving Credit Lender's Revolving Credit Commitment Percentage of outstanding Revolving Credit Loans (excluding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans (excluding Swingline Loans) and repayments of Revolving Credit Loans (excluding Swingline Loans) received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "Settlement Date").

      (c) The Administrative Agent shall deliver to each of the Revolving Credit Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans (excluding Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, each Revolving Credit Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Revolving Credit Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Revolving Credit Lender with respect to Revolving Credit Loans (excluding Swingline Loans) shall be equal to such Revolving Credit Lender's applicable Revolving Credit Commitment Percentage of Revolving Credit Loans (excluding Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Revolving Credit Lenders and is received prior to 12:00 Noon, Boston time, on a

Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Revolving Credit Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Credit Lender shall not have so made its transfer to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

      SECTION 2.08 Notes; Repayment of Loans.

      (a) The Revolving Credit Loans made by each Revolving Credit Lender (and to the Swingline Lender, with respect to Swingline Loans) shall be evidenced by a Note duly executed on behalf of the Borrowers, dated the Effective Date, in substantially the form attached hereto as Exhibit B-1 or B-2, as applicable, payable to the order of each such Revolving Credit Lender (or the Swingline Lender, as applicable) in an aggregate principal amount equal to such Revolving Credit Lender's Revolving Credit Commitment (or, in the case of the Note evidencing the Swingline Loans, $5,000,000). The Tranche A-1 Term Loan shall be evidenced by a Note duly executed on behalf of the Borrowers, dated the Effective Date, in substantially the form attached hereto as Exhibit B-3, payable to the order of the Tranche A-1 Term Lender in the original principal amount of $5,000,000.00. The Tranche B Term Loan shall be evidenced by a Note duly executed on behalf of the Borrowers, dated the Effective Date, in substantially the form attached hereto as Exhibit B-4, payable to the order of the Tranche B Term Lender in the original principal amount of $8,000,000.00.

      (b) The outstanding principal balance of all Swingline Loans shall be repaid on the earlier of the Termination Date or, on the date otherwise requested by the Swingline Lender in accordance with the provisions of SECTION 2.07(a). The outstanding principal balance of all other Obligations shall be payable on the Termination Date (subject to earlier repayment as provided below). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this ARTICLE II. Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

      (c) Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender's Note (which affidavit shall include an indemnity in favor of the Borrowers) and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

      SECTION 2.09 Interest on Loans.

      (a) Revolving Credit Loans.

                  (i) Subject to SECTION 2.10, each Prime Rate Loan which is a
            Revolving Credit Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate, plus the Applicable Margin for Prime Rate Loans.

                  (ii) Subject to SECTION 2.10, each LIBO Loan which is a
            Revolving Credit Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for LIBO Loans.

                  (iii) Accrued interest on all Revolving Credit Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to LIBO Loans) upon any repayment or prepayment thereof (on the amount prepaid).

      (b) Term Loans.

                  (i) Subject to SECTION 2.10, each Prime Rate Loan which is a
            Tranche A-1 Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate, plus three-quarters of one percent (0.75%) per annum.

                  (ii) Subject to SECTION 2.10, each LIBO Loan which is a
            Tranche A-1 Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus three percent (3.00%) per annum.

                  (iii) Subject to SECTION 2.10, the Tranche B Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Tranche B Term Loan Interest Rate.

                  (iv) Accrued interest on the Term Loans shall be payable
            monthly in arrears, on the first Business Day of each month (the "Term Loan Interest Payment Date"), commencing August 1, 2005, at maturity (whether by acceleration or otherwise), and after such maturity on demand.

                  (v) The Borrowers shall repay the entire unpaid balance of the
            Term Loans and all accrued and unpaid interest thereon on the Termination Date.

      SECTION 2.10 Default Interest.

      (a) Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Revolving Credit Lenders, interest shall accrue on all outstanding Revolving Credit Loans (including Swingline Loans) (after, as well as before, judgment, as and to the extent permitted by Applicable Law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate (including the Applicable Margin for Loans) in effect from time to time plus 3.00% per annum, and such interest shall be payable on demand.

      (b) Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, upon the direction of the Term Loan Agent given to the Administrative Agent, interest shall accrue on the outstanding Term Loans (after, as well as before, judgment, as and to the extent permitted by Applicable Law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate in effect from time to time plus 3.00% per annum, and such interest shall be payable on demand.

      SECTION 2.11 Certain Fees.

      (a) The Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

      (b) The Borrowers shall pay to the Tranche A-1 Term Lender the fees set forth in the Tranche A-1 Term Loan Fee Letter as and when payment of such fees is due as therein set forth

      (c) The Borrowers shall pay to the Tranche B Term Lender the fees set forth in the Tranche B Term Loan Fee Letter as and when payment of such fees is due as therein set forth.

      SECTION 2.12 Unused Commitment Fee. Each Revolving Credit Lender shall be paid the Line Fee at the times and in the manner set forth below. The Borrowers shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, a commitment fee (the "Commitment Fee") equal to 0.25% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Unused Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date. The Commitment Fee so accrued in any calendar quarter shall be payable on the first Business Day of the immediately succeeding calendar quarter, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date. If the Commitment Fee actually paid by the Borrowers is insufficient to pay the Line Fee due the Revolving Credit Lenders, the deficiency shall be paid to the Revolving Credit Lenders by the Swingline Lender from its own funds (and the Borrowers shall have no liability with respect thereto). The Administrative Agent shall pay the Commitment Fee (and any amounts payable by the Swingline Lender hereunder) to the Revolving Credit Lenders based upon their Revolving Credit Commitment Percentage of the aggregate Line Fee due to all Revolving Credit Lenders; provided that, for purposes of calculating the share of any Person which is both the Swingline Lender and a Revolving Credit Lender, such Person's share shall be equal to the difference between (i) such Person's Revolving Credit Commitment, and (ii) the sum of (A) such Person's Revolving Credit Commitment Percentage of the principal amount of Revolving Credit Loans then outstanding (including the principal amount of Swingline Loans then outstanding), and (B) such Person's Revolving Credit Commitment Percentage of the then Letter of Credit Outstandings.

      SECTION 2.13 Letter of Credit Fees.

      (a) The Borrowers shall pay the Administrative Agent, for the account of the Revolving Credit Lenders, on the first day of each calendar quarter, in arrears, a fee (each, a "Letter of Credit Fee") equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject quarter:

                  (i) Standby Letters of Credit: At a per annum rate equal to the then Applicable Margin for LIBO Loans.

                  (ii) Commercial Letters of Credit: At a per annum rate equal to the then Applicable Margin for LIBO Loans minus 0.50%.

                  (iii) After the occurrence and during the continuance of an
            Event of Default, at the option of the Administrative Agent or upon the direction of the Required Revolving Credit Lenders, the Letter of Credit Fee shall be increased by an amount equal to three percent (3%) per annum.

      (b) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Bank, and in addition to all Letter of Credit Fees otherwise provided for hereunder, fronting fees in an amount equal to 0.125% of the face amount of each Letter of Credit (each, a "Fronting Fee") and such other fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

      (c) All Letter of Credit Fees shall be calculated on the basis of a 360-day year and actual days elapsed.

      SECTION 2.14 Early Termination Fees.

      (a) In the event that the Termination Date occurs or the Total Revolving Credit Commitments are reduced, for any reason, prior to April 1, 2007 (other than by virtue of the Borrowers' refinancing of the Obligations with Bank of America, FRG or any of their Affiliates), the Borrowers shall pay to the Administrative Agent, for the benefit of the Revolving Credit Lenders, a fee (the "Early Termination Fee") in an amount equal to (a) 0.75% of the then Total Revolving Credit Commitments (in effect immediately prior to such Termination
Date) or the amount of the reduction of the Total Revolving Credit Commitments, as applicable, if such Termination Date occurs on or before December 31, 2005, and (b) 0.375% of the then Total Revolving Credit Commitments (in effect immediately prior to such Termination Date) or the amount of the reduction of the Total Revolving Credit Commitments, as applicable, if such Termination Date occurs after December 31, 2005 and on or before April 1, 2007.

      (b) If any portion of the Tranche B Term Loan is paid prior to January 25, 2007 for any reason (whether following acceleration, or otherwise), the Borrowers shall pay the Tranche B Term Lender, contemporaneously with such prepayment, the "Tranche B Term Loan Early Termination Fee" (so referred to herein), calculated as follows:

                  (i) If any portion of the Tranche B Term Loan is paid on or before April 25, 2006, the Tranche B Term Loan Early Termination Fee shall be in the amount equal to the greater of (A) (i) the aggregate Yield Revenue accruing (or which would have accrued) on the Tranche B Term Loan during the first nine (9) months after the Effective Date, minus (ii) the aggregate Yield Revenue actually received by the Tranche B Term Lender prior to the date of payment; or (B) an amount equal to one percent (1%) of the principal balance of the Tranche B Term Loan which is so paid prior to the Maturity Date.

                  (ii) If any portion of the Tranche B Term Loan is paid after
            April 25, 2006 through and including January 25, 2007, the Tranche B Term Loan Early Termination Fee shall be in the amount equal to one percent (1%) of the principal balance of the Tranche B Term Loan which is so paid prior to the Maturity Date.

                  (iii) All parties to this Agreement agree and acknowledge that the Tranche B Term Lender will have suffered damages on account of the early termination of this Agreement and that, in view of the difficulty in ascertaining the amount of such damages, the Tranche B Term Loan Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Tranche B Term Lender on account thereof. Notwithstanding the foregoing, in the event that
            (A) the Borrowers refinance the Tranche B Term Loan with a credit facility provided by the Tranche B Term Lender (which refinance shall be in the sole discretion of the Tranche B Term Lender) or in which the Tranche B Term Lender is a lender as of the closing of such new credit facility, or (B) any portion of the Tranche B Term Loan is paid on or after January 25, 2007 for any reason, the Tranche B Term Loan Early Termination Fee shall not be payable.

      SECTION 2.15 Nature of Fees. All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for the respective accounts of the Administrative Agent, the Issuing Bank, the Revolving Credit Lenders and the Tranche A-1 Term Lender, and to the Tranche B Term Lender, as provided herein. All fees shall be fully earned on the date when due and shall not be refundable under any circumstances.

      SECTION 2.16 Termination or Reduction of Revolving Credit Commitments. Upon at least two (2) Business Days' prior written notice to the Administrative Agent, the Borrowers may permanently terminate in whole, or from time to time in part permanently reduce, the Revolving Credit Commitments, provided that the aggregate of all partial reductions of the Revolving Credit Commitments from and after the Effective Date may not exceed $20,000,000. Each such reduction shall be in the principal amount of $5,000,000 or any

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

integral multiple of $1,000,000 in excess thereof. Each such reduction or termination shall (i) be applied ratably to the Revolving Credit Commitments of each Revolving Credit Lender and (ii) be irrevocable when given. At the effective time of each such reduction or termination, the Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Revolving Credit Commitments so terminated or reduced through the date thereof, and (ii) any amount by which the Revolving Loan Credit Extensions outstanding on such date exceed the amount to which the Revolving Credit Commitments are to be reduced effective on such date, in each case pro rata based on the amount prepaid, and (c) any Early Termination Fee which may be due on account of such reduction.

      SECTION 2.17 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Borrowing:

      (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

      (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans.

      SECTION 2.18 Conversion and Continuation of Revolving Credit Loans and Tranche A-1 Term Loan. The Lead Borrower on behalf of the Borrowers shall have the right at any time, on three Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowing of Revolving Credit Loans (but in no event Swingline Loans) or principal amounts outstanding under the Tranche A-1 Term Loan (or a portion thereof) of one Type to a Borrowing of Revolving Credit Loans or a Tranche A-1 Term Loan of the other Type or (y) to continue an outstanding Borrowing of LIBO Loans for an additional Interest Period, subject to the following:

            (a) no Borrowing of Revolving Credit Loans or principal amounts outstanding under the Tranche A-1 Term Loan may be converted into, or continued as, LIBO Loans at any time when an Event of Default has occurred and is continuing;

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

            (b) if less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made pro rata among the Revolving Credit Lenders, based upon their Revolving Credit Commitment Percentages, in accordance with the respective principal amounts of the Revolving Credit Loans comprising such Borrowing held by such Revolving Credit Lenders immediately prior to such refinancing;

            (c) the aggregate principal amount of Revolving Credit Loans or the Tranche A-1 Term Loan being converted into or continued as LIBO Loans shall be in an integral of $500,000 and at least $1,000,000;

            (d) each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Loan being so converted;

            (e) the Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

            (f) a Borrowing of LIBO Loans may be converted only on the last day of an Interest Period applicable thereto;

            (g) each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

            (h) no more than six (6) Borrowings of LIBO Loans may be outstanding at any time.

If the Lead Borrower does not give notice to convert any Borrowing of LIBO Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided above, such Borrowing shall automatically be converted to a Borrowing of Prime Rate Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Loan made by such Lender.

      SECTION 2.19 Mandatory Prepayment; Commitment Termination; Cash Collateral. The outstanding Obligations shall be subject to mandatory prepayment as follows:

            (a) If at any time the amount of the Credit Extensions (A) exceeds $103,000,000 or, in each case, any lesser amount to which the Total Commitments have then been reduced by the Borrowers pursuant to SECTION 2.16, or (B) causes the Availability to become less than zero, the Borrowers will immediately upon notice from the Administrative Agent (w) prepay the Revolving Credit Loans in an amount necessary to eliminate such excess, and (x) if, after giving effect to the prepayment in full of all outstanding Revolving Credit Loans, such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the Letters of Credit Outstanding, and (y) if, after giving effect to the prepayment in full of all outstanding Revolving Credit Loans and the cash collateralization of such Letters of Credit

      Outstanding, such excess has not been eliminated, prepay the Tranche A-1 Term Loan in an amount necessary to eliminate such excess, and (z) if, after giving effect to the prepayment in full of all outstanding Revolving Credit Loans and the Tranche A-1 Term Loan and the cash collateralization of such Letters of Credit Outstanding, such excess has not been eliminated, prepay the Tranche B Term Loan in an amount necessary to eliminate such excess.

            (b) The Revolving Credit Loans shall be repaid daily in accordance with the provisions of SECTION 2.23 hereof.

            (c) Subject to the provisions of SECTION 2.19(a) and SECTION 2.19(b), outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $500,000. Any prepayment of LIBO Loans made pursuant to this SECTION 2.19 other than on the last day of an Interest Period applicable thereto shall be accompanied by a payment by the Borrowers of all "Breakage Costs" (as defined in SECTION 2.20(d) below) associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, unless otherwise requested by the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account (or, at the Lead Borrower's option, in Permitted Investments in which the Collateral Agents have a first perfected Lien) and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents' rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Any prepayment of the Revolving Credit Loans shall not permanently reduce the Revolving Credit Commitments.

            (d) All amounts required to be applied to all Revolving Credit Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Revolving Credit Lender's Commitment.

            (e) Upon the Termination Date, the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations. Upon such payment, the Notes shall be cancelled and the Collateral Agents shall release and terminate their Liens in the Collateral.

      SECTION 2.20 Optional Prepayment of Loans; Reimbursement of Lenders.

      (a) The Borrowers shall have the right at any time and from time to time to prepay outstanding Revolving Credit Loans in whole or in part, (x) with respect to LIBO Loans, upon at least two (2) Business Days' prior written, telex or facsimile notice to the Administrative Agent prior to 11:00 a.m., Boston time, and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m., Boston time, subject to the following limitations:

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

                  (i) Subject to SECTION 2.19, all prepayments shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Revolving Credit Loans ratably in accordance with each Revolving Credit Lender's Revolving Credit Commitment Percentage, and third, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings.

                  (ii) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $500,000. No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.20 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Revolving Credit Lenders for all "Breakage Costs" (as defined in Section (d) below) associated therewith. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000.

                  (iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Revolving Credit Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such Revolving Credit Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay such Revolving Credit Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Revolving Credit Lender of the principal amount and Type of the Revolving Credit Loans held by such Revolving Credit Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

      (b) The Borrowers shall have the right to prepay the outstanding principal balance of the Tranche A-1 Term Loan, in whole or in part, (x) with respect to LIBO Loans, upon at least two (2) Business Days' prior written, telex or facsimile notice to the Administrative Agent prior to 11:00 a.m., Boston time, and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m., Boston time, subject to the following limitations:

                  (i) No Default or Event of Default exists before or after
            giving effect to the prepayment.

                  (ii) No such prepayment shall be made prior to January 1,
            2006.

                  (iii) Availability on average for the 60 day period
            immediately prior to the prepayment was, and immediately following such prepayment, and after giving effect thereto, shall be, in each case, greater than $10,000,000.

                  (iv) Outstanding Prime Rate Loans shall be prepaid before
            outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an

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

      integral multiple of $500,000. No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.20 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Tranche A-1 Term Lender for all "Breakage Costs" (as defined in Section (d) below) associated therewith. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000.

                  (v) Each notice of prepayment shall specify the prepayment date, the principal amount of the Tranche A-1 Term Loan to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which the Tranche A-1 Term Loan was made. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay the Tranche A-1 Term Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify the Tranche A-1 Term Lender of the principal amount and Type of the Tranche A-1 Term Loan held by the Tranche A-1 Term Lender which is to be prepaid, the prepayment date and the manner of application of the prepayment.

      Unless the foregoing requirements are satisfied, the Borrowers may not repay all or any portion of the principal balance of the Tranche A-1 Term Loan prior to the repayment in full of all Obligations with respect to the Revolving Credit Loans, cash collateralization of all Letter of Credit Outstandings, and the termination of any obligation, under this Agreement, of the Swingline Lender, the Issuing Bank, or any Revolving Credit Lender to make any loans or to provide any financial accommodations pursuant to this Agreement.

      (c) The Borrowers shall have the right to prepay the outstanding principal balance of the Tranche B Term Loan, in whole or in part, subject to the following limitations:

                  (i) No Default or Event of Default exists before or after
            giving effect to the prepayment.

                  (ii) No such prepayment shall be made prior to January 1,
            2006.

                  (iii) Availability on average for the 60 day period
            immediately prior to the prepayment was, and immediately following such prepayment, and after giving effect thereto, shall be, in each case, greater than $10,000,000.

                  (iv) All Obligations with respect to the Tranche A-1 Term Loan have been repaid in full.

      Unless the foregoing requirements are satisfied, the Borrowers may not repay all or any portion of the principal balance of the Tranche B Term Loan prior to the repayment in full of the Tranche A-1 Term Loan, the repayment in full of all Obligations with respect to the Revolving Credit Loans, cash collateralization of all Letter of Credit Outstandings, and the termination of any obligation, under this Agreement, of the Swingline Lender, the Issuing Bank, or any Revolving Credit Lender to make any loans or to provide any

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

      financial accommodations pursuant to this Agreement. Simultaneously with any such prepayment, the Borrowers shall also pay the Tranche B Term Loan Early Termination Fee to the extent required by SECTION 2.14(b).

      (d) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under SECTION 2.03 in respect of LIBO Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to
SECTION 2.17. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with Prime Rate Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by investing such amount in United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the applicable Interest Period (collectively, "Breakage Costs"). Any Lender demanding reimbursement for such loss shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

      (e) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to SECTION 2.20(a), the Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

      (f) Whenever any partial prepayment of Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates.

      (g) Any prepayment of the Tranche A-1 Term Loan pursuant to SECTION 2.20(b) or of the Tranche B Term Loan pursuant to SECTION 2.20(c) above shall permanently reduce the Tranche A-1 Term Loan Commitment or the Tranche B Term Loan Commitment, as applicable, in the amount of such prepayment.

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

      SECTION 2.21 Maintenance of Loan Account; Statements of Account.

      (a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the "Loan Account") which will reflect (i) all Swingline Loans and all Revolving Credit Loans and other advances made by the Revolving Credit Lenders to the Borrowers or for the Borrowers' account, (ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other Obligations that have become payable.

      (b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or otherwise for the Borrowers' account, including all amounts received in the FRG Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in
SECTION 2.23(a) and SECTION 2.23(b).

      (c) After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Revolving Credit Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrowers.

      (d) After the end of each month, the Term Loan Agent shall send to the Borrowers a statement accounting for the charges, loans, advances and other transactions occurring among and between the Term Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrowers.

      SECTION 2.22 Cash Receipts.

      (a) Annexed hereto as Schedule 2.22(a) is a list of all present DDAs, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) maintained with such depository; and (iii) to the extent known, a contact person at such depository.

      (b) Annexed hereto as Schedule 2.22(b) is a list describing all arrangements to which any Borrower is a party with respect to the payment to any Borrower of the proceeds of all credit card charges for sales by any Borrower.

      (c) On or prior to the Closing Date, the Borrowers shall have (i) delivered to the Administrative Agent notifications executed on behalf of the Borrowers to each depository institution with which any DDA is maintained in form satisfactory to the Administrative Agent, of the Administrative Agent's interest in such DDA (each, a "DDA Notification"), and (ii) delivered to the Administrative Agent notifications executed on behalf of the Borrowers to each of the Borrower's credit card clearinghouses and processors of notice in form satisfactory to the Administrative Agent, (each, a "Credit Card Notification"), and (iii) entered into agency agreements with the banks maintaining the deposit accounts identified on Schedule 2.22(c) (collectively, the "Blocked Accounts"), which agreements (the "Blocked Account Agreements") shall be in form and substance satisfactory to the Administrative Agent. The DDA Notifications, Credit Card Notifications and Blocked Account Agreements shall require, unless a Cash Dominion Release Event has occurred and is continuing, the sweep on each Business Day of all available cash receipts from the sale of Inventory and other assets, all collections of Accounts, and all other cash payments received by the Borrowers from any Person or from any source or on account of any sale or other transaction or event (including, without limitation, any casualty and condemnation proceeds and proceeds from any equity issuances) (all such cash receipts and collections, "Cash Receipts"), to a concentration account maintained by the Collateral Agents at Bank of America (the "FRG Concentration Account"). In that regard, unless a Cash Dominion Release Event has occurred and is continuing, the Borrowers shall cause the ACH or wire transfer to a Blocked Account or to the FRG Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of (A) the then contents of each DDA, each such transfer to be net of any minimum balance, not to exceed (1) $20,000 with respect to the Borrowers' petty cash accounts described on Schedule 2.22(a) as "Regional Checking Accounts" and (2) $5,000 with respect to any other DDA; and (B) the proceeds of all credit card charges not otherwise provided for pursuant hereto. Further, whether or not any Obligations are then outstanding, unless a Cash Dominion Release Event has occurred and is continuing, the Borrowers shall cause the ACH or wire transfer to the FRG Concentration Account, no less frequently than daily, of the then entire ledger balance of each Blocked Account, net of such minimum balance, not to exceed $2,500, as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained. In the event that, notwithstanding the provisions of this SECTION 2.22, the Borrowers receive or otherwise have dominion and control of any such proceeds or collections, unless a Cash Dominion Release Event has occurred and is continuing, such proceeds and collections shall be held in trust by the Borrowers for the Administrative Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of any Borrower other than as instructed by the Administrative Agent.

      (d) The Borrowers shall accurately report to the Administrative Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If at any time, other than during the continuance of a Cash Dominion Release Event, any cash or cash equivalents owned by the Borrowers are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement, the Administrative Agent shall require the Borrowers to close such account and have all funds therein transferred to an account maintained by the Administrative Agent at Bank of America and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement. Without limiting the foregoing, unless a Cash Dominion Release Event has occurred and is continuing, the Borrowers shall cause all proceeds from the sale, transfer or other disposition of any of their assets, all casualty and condemnation proceeds, all proceeds from equity issuances and the incurrence of Indebtedness for borrowed money (excluding Indebtedness permitted under SECTION 6.01(a) (other than SECTION 6.01(a)(x)) to be deposited into a Blocked Account as and when received.

      (e) The Borrowers may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent of appropriate DDA Notifications or Blocked Account Agreements (unless expressly waived by the Administrative Agent) consistent with the provisions of this SECTION 2.22 and otherwise satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Borrowers may not maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein.

      (f) The Borrowers may also maintain with the Administrative Agent at Bank of America one or more disbursement accounts (the "Bank of America Disbursement Accounts") to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder. The only Disbursement Accounts as of the Effective Date are those described in
Schedule 2.22(f).

      (g) The FRG Concentration Account is, and shall remain, under the sole dominion and control of the Collateral Agents. Each Borrower acknowledges and agrees that (i) such Borrower has no right of withdrawal from the FRG Concentration Account, (ii) the funds on deposit in the FRG Concentration Account shall continue to be collateral security for all of the Obligations and
(iii) the funds on deposit in the FRG Concentration Account shall be applied as provided in SECTION 2.23(a).

      SECTION 2.23 Application of Payments.

      (a) If the Obligations have been accelerated, or if more than ten percent (10%) of the stores in operation at the commencement of any fiscal year are being or have been sold, disposed of or liquidated, all amounts received in the FRG Concentration Account from any source, including the Blocked Account Banks, shall be applied, on the day immediately following receipt, as provided in
Section 6.02 of the Security Agreement. In all other events, all amounts received in the FRG Concentration Account from any source, including the Blocked Account Banks, shall be applied, except as otherwise permitted pursuant to
SECTION 2.20, on the day immediately following receipt, in the following order: first, to pay interest due and payable on the Credit Extensions and to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, the Term Loan Agent, the Issuing Bank, the Collateral Agents, the Revolving Credit Lenders and the Term Lenders; second, to repay outstanding Swingline Loans; third, to repay other outstanding Revolving Credit Loans that are Prime Rate Loans and all outstanding reimbursement obligations under Letters of Credit; fourth, if no Event of Default has occurred and is then continuing, to fund a cash collateral deposit to the Cash Collateral Account (or, at the Lead Borrower's option, to make Permitted Investments in which the Collateral Agents have a first perfected Lien) sufficient to pay, and with direction to pay, all such outstanding Revolving Credit Loans that are LIBO Loans on the last day of the then-pending Interest Period therefor, or if an Event of Default then exists, to repay outstanding Revolving Credit Loans that are LIBO Loans and all Breakage Costs due in respect of such repayment; fifth, if an Event of Default exists and during the continuance thereof, to fund a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings and all amounts due under the Panasonic Floor Plan Payment Guaranty; sixth, if all outstanding Revolving Credit Loans and Letter of Credit Outstandings and all amounts due under the Panasonic Floor Plan Payment Guaranty have been repaid or secured by cash collateral deposits as set forth above, and all Revolving Credit Commitments under this Agreement of the Swingline Lender, the Issuing Bank or any Revolving Credit Lender have been terminated, to repay all amounts outstanding under the Tranche A-1 Term Loan; seventh, if all outstanding Revolving Credit Loans and Letter of Credit Outstandings have been repaid or secured by cash collateral deposits as set forth above, and all amounts outstanding under the Tranche A-1 Term Loan have been repaid, and any obligation under this Agreement of the Swingline Lender, the Issuing Bank, the Tranche A-1 Term Lender or any Revolving Credit Lender to make any loans or to provide any financial accommodations pursuant to this

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Agreement have been terminated, to repay all amounts outstanding under the
Tranche B Term Loan other than the Tranche B Term Loan Early Termination Fee; eighth, to pay the Early Termination Fee; ninth, to pay the Tranche B Term Loan Early Termination Fee; and tenth, to pay all other Obligations that are then outstanding and then due and payable. If all Obligations are paid, any excess amounts shall be deposited in a separate cash collateral account, and as long as no Event of Default then exists, shall be released to the Borrowers and utilized by the Borrowers prior to any further Revolving Credit Loans being made. Any other amounts received by the Administrative Agent, the Issuing Bank, the Collateral Agents, or any Lender as contemplated by SECTION 2.22 shall also be applied in the order set forth above in this SECTION 2.23.

      (b) All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits and shall be subject to one Business Day's clearance and collection. If any item deposited to the FRG Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Administrative Agent, the Collateral Agents, the Issuing Bank and the Lenders against all claims and losses resulting from such dishonor or return.

      SECTION 2.24 Increased Costs.

      (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBO Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such LIBO Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then, as long as the Borrowers are treated in the same manner as all similarly situated customers, the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or the Issuing Bank reasonably determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made

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by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then, as long as the Borrowers are treated in the same manner as all similarly situated customers, from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

      (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that no compensation shall be required to be paid for any amounts incurred more than 180 days prior to the date of such demand.

      SECTION 2.25 Change in Legality.

      (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan or (y) at any time any Lender determines that the making or continuance of any of its LIBO Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Borrowers, such Lender may (i) declare that LIBO Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a LIBO Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding LIBO Loans made by it be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.

      (b) For purposes of this SECTION 2.25, a notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective, if any LIBO Loans shall then be outstanding,

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on the last day of the applicable then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrowers.

      SECTION 2.26 Payments; Sharing of Setoff.

      (a) The Borrowers shall make each payment required to be made by them hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under SECTION 2.20(d), SECTION 2.24 or SECTION 2.27, or otherwise) prior to 12:00 noon, Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTION 2.20(d), SECTION 2.24,
SECTION 2.27 and SECTION 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBO Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

      (b) All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, shall be applied in accordance with the provisions of SECTION
2.23 ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, and fees then due to such respective parties. For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to the applicable Lender its Commitment Percentage thereof.

      (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate

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

amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      (e) If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.27 Taxes.

      (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agents, such Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

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

      (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

      (c) The Borrowers shall indemnify the Agents, each Lender and the Issuing Bank, within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agents, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of an Agent, a Lender or the Issuing Bank setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction in withholding tax shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender's claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a (i) Form W-8BEN, or any subsequent versions thereof or successors thereto and (ii) if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and
(C) is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this SECTION 2.27(e), a Foreign Lender shall not be required to deliver any form pursuant to this SECTION 2.27(e) that such Foreign Lender is not legally able to deliver.

      (f) The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax

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

pursuant to paragraphs (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at such Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      SECTION 2.28 Security and Mortgage Interests in Collateral. To secure their Obligations under this Agreement and the other Loan Documents, the Loan Parties shall grant to the Collateral Agents, for their benefit and the ratable benefit of the other Secured Parties, a first-priority security and mortgage interest in all of the Collateral pursuant hereto and to the Security Documents.

      SECTION 2.29 Mitigation Obligations; Replacement of Lenders.

      (a) If any Lender requests compensation under SECTION 2.24, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.27(e), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to SECTION 2.24 or
SECTION 2.27, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

      (b) If any Lender requests compensation under SECTION 2.24, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.27, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.06), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, the Issuing Bank and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (provided that such Lender shall not be entitled to receive any Early Termination Fees), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.24 or payments required to be made pursuant to SECTION 2.27, such assignment will result in a reduction in

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

such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties

      Each Loan Party represents and warrants to the Agents and the Lenders that:

      SECTION 3.01 Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02 Authorization; Enforceability. The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party's corporate, partnership and other powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03 Governmental Approvals; No Conflicts. The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or the charter, by-laws or other organizational documents of any Loan Party, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents.

      SECTION 3.04 Financial Condition. The Parent has heretofore furnished to the Agents the Consolidated balance sheet, and statements of income, stockholders' equity, and cash flows for the Parent and its Subsidiaries as of and for the fiscal year ending September 30, 2004 and as of and for the fiscal month ending May 31, 2005, certified by a Financial Officer of the Borrowers. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Parent and its Subsidiaries as of such dates

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

and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes. Since the Closing Date, there have been no changes in the assets, liabilities, financial condition, or business of the Parent and its Subsidiaries other than changes in the ordinary course of business, the effect of which has not had a Material Adverse Effect.

      SECTION 3.05 Properties.

      (a) Except as disclosed in Schedules 3.05(c)(i) and 3.05(c)(ii), each Loan Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects which could not reasonably be expected to have a Material Adverse Effect.

      (b) Each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      (c) Schedule 3.05(c)(i) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon (other than Permitted Encumbrances). Schedule 3.05(c)(ii) sets forth the address (including county) of all Leases of the Loan Parties, together with a list of the holders of any mortgage or other Lien on the Borrowers' interest in such Lease. To the knowledge of the Loan Parties, each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

      SECTION 3.06 Litigation and Environmental Matters.

      (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on Schedule 3.06) or (ii) that involve any of the Loan Documents.

      (b) Except for the matters set forth on Schedule 3.06 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      (c) Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 3.06 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

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

      SECTION 3.07 Compliance with Laws and Agreements. Each Loan Party is in compliance with all Applicable Law and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 3.08 Investment and Holding Company Status. No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.09 Taxes. Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves, and as to which no Lien has been filed, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

      SECTION 3.11 Disclosure. The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of any of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

      SECTION 3.12 Subsidiaries.

      (a) Schedule 3.12 sets forth the name of, and the ownership interest of each Loan Party in each Subsidiary. There is no other capital stock or ownership interest of any class outstanding. The Loan Parties are not party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities.

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      (b) The Parent and its Subsidiaries have received the consideration for which the capital stock and other ownership interests was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and other ownership interests, and all such shares and ownership interests are validly issued, fully paid, and non-assessable.

      SECTION 3.13 Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrowers and their Subsidiaries. Each of such policies is in full force and effect. All premiums in respect of such insurance that are due and payable have been paid.

      SECTION 3.14 Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

      SECTION 3.15 Security Documents. The Security Documents create in favor of the Collateral Agents, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security or mortgage interest in the Collateral, as applicable, and the Security Documents constitute the creation of a fully perfected (upon filing of any financing statements and mortgages with applicable Governmental Authorities) first priority Lien on, and security or mortgage interest, as applicable, in, all right, title and interest of the Loan Parties thereunder in such Collateral, in each case prior and superior in right to any other Person, other than holders of Permitted Encumbrances having priority over the Lien of the Collateral Agents by operation of law.

      SECTION 3.16 Federal Reserve Regulations.

      (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

      (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) except as permitted under Section 6.06(a)(iii) hereof, to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

      (c) Less than 1% of the assets of the Borrowers on a Consolidated basis consist of Margin Stock.

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      SECTION 3.17 Solvency. The Loan Parties, on a Consolidated basis, are
Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

                                   ARTICLE IV

                                   Conditions

      SECTION 4.01 Effective Date. This Agreement shall not become effective until the date on which each of the following conditions precedent have been satisfied or waived by the Administrative Agent and the Term Loan Agent:

            (a) The Agents (or their counsel) shall have received from each party hereto other than the Lenders either (i) a counterpart of this Agreement and all other Loan Documents (including any amendments to the existing Loan Documents required by the Agents and the Term Loan Agent consistent with the terms of this Agreement) signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

            (b) The Agents and the Term Loan Agent shall have received a favorable written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Goulston & Storrs, P.C., counsel for the Loan Parties substantially in the form of Exhibit C, and covering such other matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Required Lenders and the Term Loan Agent shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

            (c) The Agents and the Term Loan Agent shall have received such documents and certificates as the Agents, the Term Loan Agent or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance satisfactory to the Agents, the Term Loan Agent and their counsel.

            (d) After giving effect to the first funding under the Loans; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Excess Availability shall be not less than $15,000,000.00. The Agents shall have received a Borrowing Base Certificate dated the Effective Date, relating to the week ended on July 22, 2005, and executed by a Financial Officer of the Lead Borrower.

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            (e) The Agents shall have received a certificate, reasonably satisfactory in form and substance to the Agents, (i) stating that the Borrowers, on a Consolidated basis, are Solvent as of the Effective Date, and (ii) certifying that, as of the Effective Date, the representations and warranties made by the Loan Parties in the Loan Documents (including any disclosure schedules thereto) are true and complete and that no Default or Event of Default exists.

            (f) The consummation of the transactions contemplated hereby shall not (a) violate any Applicable Law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any material agreement of any Loan Party.

            (g) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Agents and the Term Loan Agent.

            (h) The Collateral Agents and the Term Loan Agent shall have received and reviewed an endorsement to the existing title insurance policy, in form and substance reasonably satisfactory to the Collateral Agents and the Term Loan Agent.

            (i) The Agents and the Term Loan Agent shall be reasonably satisfied that any financial statements delivered to them fairly present the business and financial condition of the Parent and its Subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, or income of the Parent and its Subsidiaries since the date of the most recent financial information delivered to the Agents and the Tranche B Term Lender.

            (j) The Administrative Agent and the Term Loan Agent shall have received and be satisfied with (a) monthly detailed one-year financial projections and business assumptions for the Parent and its Subsidiaries, and (b) such other information (financial or otherwise) reasonably requested by the Administrative Agent and the Term Loan Agent.

            (k) There shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect.

            (l) There shall not have occurred any default of any material contract or agreement of any Loan Party.

            (m) The Collateral Agents and Term Loan Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agents and the Term Loan Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agents and the Term Loan Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and liens for which termination statements and releases or subordination agreements reasonably satisfactory to the Collateral Agents and the Term Loan Agent are being tendered concurrently with such extension of credit.

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            (n) The Collateral Agents and the Term Loan Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements and mortgages, required by law or reasonably requested by the Collateral Agents and the Term Loan Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents, and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agents and the Term Loan Agent.

            (o) The Collateral Agents and the Term Loan Agent shall have received (or otherwise have become the beneficiary of ) subordination agreements from all vendors having Liens on any assets of the Loan Parties, which Liens constitute Permitted Encumbrances and are to remain outstanding after the Effective Date, such agreements to be reasonably satisfactory to the Collateral Agents and the Term Loan Agent. The Collateral Agents and the Term Loan Agent hereby acknowledge that they have received such agreements and that such agreements are satisfactory to the Collateral Agents and the Term Loan Agent.

            (p) The Collateral Agents and the Term Loan Agent shall have received, and be satisfied with, evidence of the Loan Parties' insurance, together with such endorsements as are required by the Loan Documents.

            (q) All fees due at or immediately after the Effective Date and all reasonable costs and expenses incurred by the Agents in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agents) shall have been paid in full.

            (r) The consummation of the transactions contemplated hereby shall not (a) violate any Applicable Law or (b) conflict with, or result in a default or event of default under, any material agreement of any Loan Party (and the Agents and the Lenders shall receive a satisfactory opinion of Loan Parties' counsel to that effect). No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any material agreement of any Loan Party.

            (s) No material changes in governmental regulations or policies affecting the Loan Parties, the Agents, the Arranger or any Lender involved in this transaction shall have occurred prior to the Effective Date.

            (t) There shall not have occurred any disruption or material adverse change in the financial or capital markets in general that would, in the reasonable opinion of the Agents, have a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

            (u) All taxes in excess of $275,000 in the aggregate outstanding at any time and all outstanding accounts payable of the Borrowers due (or overdue) as of the Closing Date shall have been paid except taxes which are being contested in compliance with SECTION 5.05.

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

            (v) All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects.

            (w) The Loan Parties shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

            (x) The Administrative Agent and the Term Loan Agent shall have received a Borrowing Base Certificate, including schedules as required by the Administrative Agent and the Term Loan Agent.

            (y) There shall have been delivered to the Administrative Agent and the Term Loan Agent such additional instruments and documents as the Agents, the Term Loan Agent or counsel to the Agents and the Term Loan Agent reasonably may require or request.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived by the Administrative Agent in writing) at or prior to 12:00 noon, Boston time, on July 25, 2005 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

      SECTION 4.02 Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit. In addition to those conditions described in SECTION 4.01 (other than conditions that relate solely to an earlier date), the obligation of the Revolving Credit Lenders to make each Revolving Credit Loan and of the Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent:

            (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by ARTICLE II.

            (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

            (c) No Default. On the date of each Borrowing hereunder and the issuance of each Letter of Credit, the Loan Parties shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

            (d) Borrowing Base Certificate. The Administrative Agent shall have received the timely delivery of the most recently required Borrowing Base Certificate, with each

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      such Borrowing Base Certificate including schedules as required by the
      Administrative Agent.

The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this SECTION 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base, the Tranche A-1 Term Loan Borrowing Base and the Tranche B Term Loan Borrowing Base, as applicable. The conditions set forth in this SECTION 4.02 are for the sole benefit of the Administrative Agent and each Lender and may be waived by the Administrative Agent and the Term Loan Agent, in whole or in part, without prejudice to the Administrative Agent or any Lender.

                                   ARTICLE V

                              Affirmative Covenants

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

      SECTION 5.01 Financial Statements and Other Information. The Borrowers will furnish to the Agents and the Term Loan Agent:

            (a) within ninety (90) days after the end of each fiscal year of the Parent, its Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited (in the case of such Consolidated statements) and reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied;

            (b) within forty-five (45) days after the end of each fiscal quarter of the Parent, its Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, and a summary of all Capital Expenditures, as of the end of and for such fiscal quarter and the elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(e) hereof, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

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

            (c) within thirty (30) days after the end of each fiscal month of the Parent (other than the months of September and October), and within forty-five (45) days after the end of each September and October, its Consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, and a summary of all Capital Expenditures, as of the end of and for such fiscal month and the elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(e) hereof, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

            (d) concurrently with any delivery of financial statements under clauses (a), (b), or (c) above, a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit D (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent's audited financial statements referred to in SECTION 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (e) prior to the commencement of each fiscal year of the Parent (but in no event sooner than thirty days prior to the commencement of any fiscal year), a detailed Consolidated budget by month for such fiscal year (including a projected Consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

            (f) on Wednesday of each week, a certificate in the form of Exhibit E (a "Borrowing Base Certificate") showing the Borrowing Base as of the close of business on the last day of the immediately preceding Saturday, each such Certificate to be certified as complete and correct on behalf of the Borrowers by a Financial Officer of the Lead Borrower;

            (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

            (h) promptly upon receipt thereof, copies of all reports submitted to any Loan Party by independent certified public accountants in connection with each annual, interim or special audit of the books of the Loan Parties or any of their Subsidiaries made by such accountants, including any management letter commenting on the Loan Parties' internal controls submitted by such accountants to management in connection with their annual audit;

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

            (i) promptly upon receipt, copies of all financial statements and other material information delivered to the Parent with respect to Tivoli, whether pursuant to Section 11(b) of the Tivoli Agreement or otherwise;

            (j) the financial and collateral reports described on Schedule 5.01(j) hereto, at the times set forth in such Schedule;

            (k) notice of any intended store openings or closings at least thirty (30) days prior to each such store opening or closing;

            (l) notice of any intended Permitted Acquisition, at least fifteen
      (15) Business Days prior to the consummation thereof, together with (i) copies of the most recent audited, and if later, unaudited financial statements of the Person which is the subject of the Permitted Acquisition, (ii) a description of the proposed Permitted Acquisition in such detail as the Administrative Agent may reasonably request, including copies of letters of intent and draft and final purchase and sale agreements or other material acquisition documents to be executed in connection with the proposed Permitted Acquisition, (iii) an unaudited pro forma Consolidated balance sheet and income statement of the Parent and its Subsidiaries as of the end of the most recently completed fiscal quarter but prepared as though the Permitted Acquisition had occurred on or prior to such date, and (iv) unaudited projections of balance sheets and income statements and related calculations for the following four quarters, assuming the Permitted Acquisition has closed;

            (m) notice of any intended sale or other disposition of assets of any Loan Party permitted hereunder or incurrence of any Indebtedness permitted hereunder at least ten (10) Business Days prior to the date of consummation such sale or disposition or incurrence of such Indebtedness; and

            (n) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request.

      SECTION 5.02 Notices of Material Events. The Borrowers will furnish to the Agents prompt written notice of the following:

            (a) the occurrence of any Default or Event of Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

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

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

            (e) any change in any Loan Party's executive officers;

            (f) any failure by any Loan Party to pay rent at any of such Loan Party's locations, which failure continues for more than ten (10) days following the day on which such rent first came due;

            (g) the discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants;

            (h) any material adverse change in the business, operations, or financial affairs of any Loan Party;

            (i) any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

            (j) the filing of any Lien for unpaid taxes against any Loan Party; and

            (k) the determination by any Loan Party to sell, close or otherwise liquidate more than five (5) store locations at any one time (or in a series of related transactions) at least fifteen (15) Business Days before such sale, closure or liquidation.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

      SECTION 5.03 Information Regarding Collateral.

      (a) The Lead Borrower will furnish to the Agents prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's corporate structure or jurisdiction of organization, or (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Lead Borrower also agrees promptly to notify the Agents if any material portion of the Collateral is damaged or destroyed.

      (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to SECTION 5.01(a), the Lead Borrower shall deliver to the Agents a certificate of a Financial Officer of the Lead Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no

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

change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

      SECTION 5.04 Existence; Conduct of Business. Each Loan Party will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to comply with its respective charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

      SECTION 5.05 Payment of Obligations. Each Loan Party will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including tax liabilities, and claims for labor, materials, or supplies, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto, and
(e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent under Section 2.02(b) hereof.

      SECTION 5.06 Maintenance of Properties. Each Loan Party will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of storing closings and asset dispositions permitted hereunder.

      SECTION 5.07 Insurance.

      (a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent (or, to the extent consistent with prudent business practice, a program of self-insurance for workman's compensation insurance the terms of which have been disclosed to and approved by the Administrative Agent) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

      (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal

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

property), in form and substance satisfactory to the Collateral Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agents, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agents, or any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agents may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agents as additional insureds. Business interruption policies shall name the Collateral Agents as loss payees and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent or the Collateral Agents, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agents or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agents may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agents (giving the Collateral Agents the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 60 days' prior written notice thereof by the insurer to the Collateral Agents. The Borrowers shall deliver to the Collateral Agents, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agents) together with evidence satisfactory to the Collateral Agents of payment of the premium therefor.

      SECTION 5.08 Casualty and Condemnation. Each Borrower will furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

      SECTION 5.09 Books and Records; Inspection and Audit Rights; Appraisals; Accountants.

      (a) Each Loan Party will, and will cause each of the Subsidiaries to, keep proper books of record and account consistent with past practices previously disclosed to the Administrative Agent and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of the Subsidiaries to, permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      (b) Each Loan Party will, and will cause each of the Subsidiaries to, from time to time upon the request of the Collateral Agents or the Required Lenders, through the Administrative Agent, permit any Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agents to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the

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Borrowers' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals. Without limiting the foregoing, the Loan Parties acknowledge that the Agents intend to undertake at least three (3) inventory appraisals and three (3) commercial finance examinations each fiscal year, and one real estate appraisal after the Closing Date, at the Loan Parties' expense. Notwithstanding the foregoing, the Agents may cause additional appraisals and commercial finance examinations to be undertaken as they in their discretion deem necessary or appropriate, or as may be required by Applicable Law, provided that the Loan Parties shall not be obligated to pay for any such additional appraisals and commercial finance examinations unless an Event of Default has occurred and is continuing.

      (c) The Loan Parties shall, at all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent. The Administrative Agent agrees that the retention of any of the "big four" national accounting firms is satisfactory to the Administrative Agent.

      SECTION 5.10 Physical Inventories.

      (a) The Collateral Agents, at the expense of the Loan Parties, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of any Borrower so long as such participation does not disrupt the normal inventory schedule or process.

      (b) The Borrowers, at their own expense, shall cause (i) not less than three (3) physical inventories to be undertaken in each twelve (12) month period during which this Agreement is in effect, and (ii) periodic cycle counts consistent with past practices, each of the foregoing using practices consistent with practices in effect on the date hereof.

      (c) The Lead Borrower shall provide the Collateral Agents with the preliminary Inventory levels at each of the Borrowers' stores within ten (10) days following the completion of such inventory.

      (d) The Lead Borrower, within forty-five (45) days following the completion of such inventory, shall provide the Collateral Agents with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) and shall post such results to the Borrowers' stock ledger and, as applicable to the Borrowers' other financial books and records.

      (e) The Collateral Agents, in their discretion, if any Default exists, may cause such additional inventories to be taken as the Collateral Agents determine (each, at the expense of the Borrowers). The Collateral Agents shall use their best efforts to schedule any such inventories so as to not unreasonably disrupt the operation of the Borrowers' business.

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      SECTION 5.11 Compliance with Laws. Each Loan Party will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.12 Use of Proceeds and Letters of Credit. The proceeds of Loans made hereunder and Letters of Credit issued hereunder will be used only (a) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrowers, and (c) for general corporate purposes, including stock repurchases and Permitted Acquisitions, all to the extent permitted herein. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

      SECTION 5.13 Additional Subsidiaries. If any additional Subsidiary of any Loan Party is formed or acquired after the Closing Date, the Lead Borrower will notify the Agents and the Lenders thereof and (a) if such Subsidiary is not a Foreign Subsidiary, the Borrowers will cause such Subsidiary to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein within ten (10) Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as any Agent or the Required Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrowers will cause such shares and promissory notes evidencing such Indebtedness to be pledged within ten (10) Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Voting Stock of such Subsidiary).

      SECTION 5.14 Further Assurances.

      (a) Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

      (b) If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Lead Borrower will notify the Agents and the Lenders thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested

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by any Agent or the Required Lenders to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

      (c) Upon the request of the Administrative Agent, the Borrowers shall cause each of its customs brokers to deliver an agreement to the Administrative Agent covering such matters and in such form as the Administrative Agent may reasonably require.

                                   ARTICLE VI

                               Negative Covenants

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

      SECTION 6.01 Indebtedness and Other Obligations.

      (a) The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) Indebtedness set forth in Schedule 6.01;

                  (iii) Indebtedness of any Loan Party to any other Loan Party;

                  (iv) Guarantees by any Loan Party of Indebtedness of any
            Borrower;

                  (v) Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $1,500,000 at any time outstanding;

                  (vi) Indebtedness incurred to refinance any Real Estate owned by any Loan Party or incurred in connection with sale-leaseback transactions permitted hereunder, provided that (A) the terms of such Indebtedness are reasonably acceptable to the Administrative Agent, and (B) with respect to any Eligible Real Estate, the proceeds therefrom are at least equal to the amounts necessary so that, after giving effect to the refinancing or sale-leaseback transaction, Availability does not decline, and (C) if the Administrative Agent so requests, the Administrative Agent shall have received an intercreditor agreement executed by

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            the Person so refinancing or acquiring the Real Estate on terms and conditions reasonably satisfactory to the Administrative Agent;

                  (vii) Indebtedness under Hedging Agreements with Bank of
            America or an Affiliate of Bank of America, provided that at no time shall the notional amount of such Hedging Agreements exceed $25,000,000 in the aggregate;

                  (viii) Indebtedness under Hedging Agreements with Persons
            other than Bank of America or an Affiliate of Bank of America, provided that at no time shall the notional amount of such Hedging Agreements exceed $20,000,000 in the aggregate.

                  (ix) Contingent liabilities under surety bonds or similar
            instruments incurred in the ordinary course of business in connection with the construction or improvement of stores in an aggregate amount not to exceed $2,000,000; and

                  (x) other unsecured Indebtedness in an aggregate principal amount not exceeding $500,000 at any time outstanding, provided that the terms of such Indebtedness are reasonably acceptable to the Administrative Agent.

      (b) None of the Loan Parties will, nor will they permit any Subsidiary to, issue any preferred stock (except for preferred stock (A)(i) all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) in additional shares of such preferred stock, in lieu of cash, until all Obligations have been repaid in full and all Commitments terminated, (ii) that is not subject to redemption other than redemption at the option of the Loan Party issuing such preferred stock and (iii) all payments in respect of which are expressly subordinated to the Obligations), or (B) issued pursuant to the Parent's Shareholder Rights Agreement dated as of July 21, 1998 as in effect on the Closing Date, or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of (i) any shares of capital stock of any Loan Party or (ii) any option, warrant or other right to acquire any such shares of capital stock.

      SECTION 6.02 Liens. The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Liens created under the Loan Documents;

            (b) Permitted Encumbrances;

            (c) any Lien on any property or asset of any Loan Party set forth in
      Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of any Loan Party and (ii) such Lien shall secure only those obligations that it secures as of the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

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            (d) Liens on fixed or capital assets acquired by any Loan Party, provided that (i) such Liens secure Indebtedness permitted by clause (v) of SECTION 6.01(a), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets and (iv) such Liens shall not extend to any other property or assets of the Loan Parties;

            (e) Liens in favor of vendors of the Loan Parties which are subordinated to the Liens of the Collateral Agents and as to which a subordination agreement reasonably satisfactory in form and substance to the Collateral Agents have been executed and delivered in favor of the Collateral Agents by such vendors; and

            (f) Liens to secure Indebtedness permitted by clause (vi) of SECTION 6.01(a) provided that such Liens shall not apply to any property or assets of the Loan Parties other than the Real Estate so refinanced or which is the subject of a sale-leaseback transaction.

      SECTION 6.03 Fundamental Changes.

      (a) The Loan Parties will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into or consolidate with a Borrower in a transaction in which a Borrower is the surviving corporation, (ii) any Subsidiary that is not a Borrower may merge into or consolidate with any Subsidiary that is not a Borrower or into the Parent, (iii) mergers or consolidations may take place in connection with Permitted Acquisitions, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by SECTION 6.04, and (iv) any Loan Party (other than a Borrower or the Parent) may be dissolved or liquidated pursuant to a vote of such Loan Party's board of directors as long as the assets of such Loan Party are transferred to a Borrower.

      (b) The Loan Parties will not engage to any material extent in any business other than businesses of the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.

      SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Loan Parties will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

            (a) Permitted Investments;

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            (b) Investments existing on the Closing Date, and set forth on
      Schedule 6.04;

            (c) (i) Existing Investments in Tivoli, (ii) unsecured loans to Tivoli required in accordance with the Tivoli Agreement, (iii) additional equity Investments in Tivoli in an amount not to exceed $500,000, and (iv) other Investments in Tivoli as to which the Administrative Agent has furnished its prior written consent;

            (d) loans, advances or Investments made by any Loan Party to or in any other Loan Party;

            (e) Guarantees constituting Indebtedness permitted by SECTION 6.01;

            (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (g) loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business in an amount not to exceed $200,000 in the aggregate at any time outstanding, provided that no such loans or advances shall be made if a Default or Event of Default exists or would arise therefrom;

            (h) Wholly owned Subsidiaries of the Loan Parties, the formation or acquisition of which is otherwise permitted hereunder and as to which the provisions of SECTION 5.13 hereof have been satisfied;

            (i) Permitted Acquisitions; and

            (j) other Investments not to exceed $500,000 in the aggregate at any time outstanding, provided that no such Investments shall be made if a Default or Event of Default exists or would arise therefrom.

      SECTION 6.05 Asset Sales. The Loan Parties will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Loan Parties permit any of the Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

            (a) (i) sales of Inventory in the ordinary course of business, or
      (ii) sales of used or surplus equipment, or (iii) Permitted Investments, in each case in the ordinary course of business;

            (b) sales, transfers and dispositions among the Loan Parties and their Subsidiaries, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with SECTION 6.06(b)(ii);

            (c) sale-leaseback transactions involving any Borrower's Real Estate as long as, (i) with respect to any Eligible Real Estate, the net cash proceeds therefrom are at least equal to the amounts necessary so that, after giving effect to such transaction,

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      Availability does not decline, and (ii) if the Administrative Agent so requests, the Administrative Agent shall have received an intercreditor agreement executed by the purchaser of such Real Estate on terms and conditions reasonably satisfactory to the Administrative Agent;

            (d) sales and dispositions of Inventory and other Collateral in connection with store closures permitted hereunder;

            (e) sales and dispositions of store locations and assets located therein as an entirety provided that in any fiscal year of the Loan Parties, such sales or dispositions shall not exceed more than ten percent (10%) of the stores in operation at the commencement of such fiscal year and provided further that the proceeds of such sales or dispositions are at least equal to the amounts necessary so that, after giving effect to such sale or disposition, Availability does not decline;

provided that (i) any sales or dispositions under clauses (d) or (e) hereof shall be for amounts greater than the effective loan advance rate for such assets under this Agreement, or (ii) if no loan advance rate exists for such assets or if such sale or disposition is for amounts less than the effective loan advance rate, for such consideration and on such terms as may be reasonably acceptable to the Administrative Agent; provided further that all sales, transfers, leases and other dispositions permitted hereby (other than sales, transfers and other dispositions permitted under clause (b)) shall be made at arm's length and for fair value; and further provided that the authority granted under clauses (a)(ii), (a)(iii), (c), (d) and (e) hereof may be terminated in whole or in part by the Agents upon the occurrence and during the continuance of any Event of Default.

      SECTION 6.06 Restricted Payments; Certain Payments of Indebtedness.

      (a) The Loan Parties will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as long as no Default or Event of Default exists or would arise therefrom (i) the Loan Parties may declare and pay dividends with respect to their capital stock payable solely in additional shares of their common stock,
(ii) the Subsidiaries of the Lead Borrower may declare and pay cash dividends with respect to their capital stock, (iii) only if the Payment Conditions are then satisfied, (x) the Parent may repurchase its capital stock and/or declare and pay cash dividends to its shareholders, and (y) the direct Subsidiaries of the Parent may declare and pay cash dividends to the Parent, (iv) the Parent may make payments to its employees or directors upon termination of their employment pursuant to the Parent's Stock Option Plan (and agreements entered into thereunder), provided that such payments do not exceed $400,000 in the aggregate in any fiscal year, and (v) the Parent may make payments not to exceed $75,000 in any fiscal year to repurchase shares of the Parent's capital stock from employees in connection with the termination of their employment with the Parent.

      (b) The Loan Parties will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or

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similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                  (i) payment of regularly scheduled interest, principal
            payments and other charges, as and when due in respect of any Indebtedness permitted hereunder; and

                  (ii) refinancings of Indebtedness described in clause (i), above, to the extent permitted by SECTION 6.01.

      SECTION 6.07 Transactions with Affiliates. The Loan Parties will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Loan Parties or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) licensing agreements between the Borrowers and NEA Delaware, Inc. for the licensing and use of intellectual property, (c) salaries, fees and bonuses to the directors, officers and employees of the Parent and its Subsidiaries as are usual and customary in their businesses, including, without limitation, any change in control payments to any of Joseph McGuire or Sandy Bloomberg, (d) unsecured loans to, and purchases of goods from, Tivoli in accordance with the Tivoli Agreement, and (e) those described on Schedule 6.07 hereto.

      SECTION 6.08 Restrictive Agreements. The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Loan Parties or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Loan Parties or any other Subsidiary or to guarantee Indebtedness of the Loan Parties or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iii) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof.

      SECTION 6.09 Amendment of Material Documents. The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, (b) any Leases, or (c) any other instruments, documents or agreements, in each case to the extent that such amendment, modification or waiver would be adverse to the interests of the Lenders.

      SECTION 6.10 Additional Subsidiaries. The Loan Parties will not, and will not permit any Subsidiary to, create any additional Subsidiary unless the requirements of SECTION 5.13 are satisfied contemporaneously therewith.

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      SECTION 6.11 Fiscal Year. The Parent and its Subsidiaries shall not change their fiscal year without furnishing prior written notice to the Administrative Agent.

      SECTION 6.12 Environmental Laws. The Loan Parties shall not (a) fail to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (b) become subject to any Environmental Liability, which, in either event, is reasonably likely to have a Material Adverse Effect.

      SECTION 6.13 Store Openings and Closings. No Loan Party will commit to open any location at which any Loan Party maintains, offers for sale or stores any of its Inventory or other Collateral, except that the Borrowers may expand by opening up to (a) twenty new locations in its fiscal year 2005, and (b) five
(5) new locations in each of its fiscal years thereafter. To the extent that the Loan Parties fail to open any stores permitted hereunder in any fiscal year, the Loan Parties may not carry over any such unutilized store openings to any subsequent fiscal year, without first obtaining the Administrative Agent's prior written consent, which consent shall not be unreasonably withheld or delayed. The Loan Parties shall not close or terminate business at any locations at which any Loan Party maintains or offers for sale any of its Inventory or Collateral to the extent that such closures in any fiscal year of the Loan Parties would exceed ten percent (10%) of the number of such locations in existence on the first day of each such fiscal year.

      SECTION 6.14 Tivoli Agreement. The Loan Parties shall not modify or amend the Tivoli Agreement (a) to extend the time period for the Loan Parties' commitment, or increase the Loan Parties' commitment, to make loans and advances to Tivoli, or (b) in a manner adverse to the Lenders' interests, in each case without the prior written consent of the Administrative Agent and the Term Loan Agent, which consent shall not be unreasonably withheld or delayed.

                                  ARTICLE VII

                                Events of Default

      SECTION 7.01 Events of Default. If any of the following events ("Events of Default") shall occur:

            (a) the Loan Parties shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Loan Parties shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
      (a) of this SECTION 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and such failure continues for five days;

            (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment

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      or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in SECTION 2.22, SECTIONS 5.01(a) through
      (f), SECTIONS 5.01(j) through (n), SECTION 5.02, SECTION 5.03, SECTION 5.07, SECTION 5.09, or SECTION 5.12, or in ARTICLE VI (other than SECTION
      6.12 and SECTION 6.13);

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a), (b), (c), or (d) of this SECTION 7.01), and such failure shall continue unremedied for a period of 20 days after notice thereof from the Administrative Agent to the Lead Borrower;

            (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this SECTION 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

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            (j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $250,000;

            (m) (i) any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

                  (ii) any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which directly seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

                  (iii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

            (n) a Change in Control shall occur;

            (o) the occurrence of any uninsured loss to any material portion of the Collateral;

            (p) the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of any Loan Party and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course or could reasonably be likely to have a Material Adverse Effect;

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            (q) except to the extent expressly permitted under this Agreement, the determination by any Borrower, whether by vote of such Borrower's board of directors or otherwise to: suspend the operation of such Borrower's business in the ordinary course, liquidate all or a material portion of such Borrower's assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or "Going-Out-Of-Business" sales with respect to a substantial number of stores; or

            (r) the Administrative Agent shall be required to make any payment pursuant to the terms of the Panasonic Floor Plan Payment Guaranty;

then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or (i) of this SECTION 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may,
(i) and at the request of the Required Revolving Credit Lenders shall, by notice to the Lead Borrower, terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, (ii) and at the request of the Required Lenders shall, by notice to the Lead Borrower take either or both of the following actions, at the same or different times: (A) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (B) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; and in case of any event with respect to any Loan Party described in clause (h) or (i) of this SECTION 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, to the extent permitted under Applicable Law.

      SECTION 7.02 When Continuing. For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of that percentage of the Lenders as is required by SECTION 9.02, or (b) is waived in writing by that percentage of the Lenders as is required by SECTION 9.02.

      SECTION 7.03 Tranche B Term Loan Action Events. Upon (a) the occurrence and during the continuance of a Tranche B Term Loan Action Event, or (b) at any time following the occurrence of an Event of Default under SECTION 7.01(h) or
SECTION 7.01(i), or (c) at any time following the occurrence of an Event of Default which occurs after (i) the Revolving Credit Obligations and the Tranche A-1 Term Loan Obligations have been paid in full, (ii) all Letters of Credit Outstandings have been cash collateralized, and (iii) there is no obligations on the part of the Revolving Credit Lenders or the Tranche A-1 Term Lender to make any further loans or to provide any further financial accommodations, at the request of the Term Loan Agent, the Administrative Agent shall, by notice to the Lead Borrower, take one or more of the following actions, at the same or different times, provided that, in the event of the occurrence of

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a Tranche B Term Loan Action Event, the Standstill Period shall have then elapsed: (A) declare the Tranche B Term Loan and the Tranche A-1 Term Loan then outstanding to be forthwith due and payable, whereupon the principal of the Tranche A-1 Term Loan and the Tranche B Term Loan, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind to the Loan Parties, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (B) instruct the Collateral Agents to exercise their remedies under the Security Documents (including, without limitation, foreclosure upon and taking possession of the Collateral); and (C) exercise any and all other remedies under the Loan Documents and Applicable Law available to the Administrative Agent, the Issuing Bank, the Collateral Agents and the Lenders. Subject to the final sentence of this SECTION 7.03, the Agents shall diligently pursue the instructions of the Term Loan Agent furnished pursuant to this SECTION 7.03 (except to the extent that the Agents believe that the Agents' compliance with such directions would be unlawful). In the event that the Administrative Agent declares, or the Required Lenders require the Administrative Agent to declare, the Obligations owed to the Revolving Credit Lenders to be due and payable pursuant to SECTION 7.01 and commence Liquidation, then the Agents shall thereupon follow the instructions of the Required Lenders.

      SECTION 7.04 Remedies on Default. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Administrative Agent may proceed to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      SECTION 7.05 Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral shall be applied in the manner set forth in Section 6.02 of the Security Agreement. All amounts required to be applied to Revolving Credit Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Revolving Credit Lender's Revolving Credit Commitment Percentage.

                                  ARTICLE VIII

                                   The Agents

      SECTION 8.01 Administration by Administrative Agent. Each Lender, the Collateral Agents and the Issuing Bank hereby irrevocably designate Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general

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administration of the Loan Documents shall be by the Administrative Agent. The
Lenders, the Collateral Agents and the Issuing Bank each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

      SECTION 8.02 The Collateral Agents. Each Lender, the Administrative Agent and the Issuing Bank hereby irrevocably (i) designate Bank of America and FRG as Collateral Agents under this Agreement and the other Loan Documents, (ii) authorize the Collateral Agents to enter into the Security Documents and the other Loan Documents to which they are a party and to perform their duties and obligations thereunder, together with all powers reasonably incidental thereto, and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agents (or their duly-appointed agent) for their benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agents from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in SECTION 2.19, SECTION 2.23, or SECTION 7.05, as applicable. The Collateral Agents shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agents.

      SECTION 8.03 Sharing of Excess Payments. Each of the Lenders, the Agents and the Issuing Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Loan Parties, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, any Agent or the Issuing Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an "excess payment") as a result of which such Lender, such Agent or the Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in SECTION 7.05, then such Lender, Agent or the Issuing Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, such Agent and the Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in
SECTION 7.05 in proportion to its Commitment Percentages and, with respect to the Revolving Credit Loans, to each Revolving Credit Lender pro rata in proportion to its Revolving Credit

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Commitment; provided that, if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Loan Parties expressly consent to the foregoing arrangements and agree that any Lender, any Agent or the Issuing Bank holding (or deemed to be holding) a participation in any Loan or other
Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Loan Party to such Lender, such Agent or the Issuing Bank as fully as if such Lender, Agent or the Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation.

      SECTION 8.04 Agreement of Required Lenders.

      (a) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Revolving Credit Lenders or Required Supermajority Revolving Credit Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Revolving Credit Lenders or Required Supermajority Revolving Credit Lenders, as applicable, and any such action shall be binding on all Lenders, (ii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Term Loan Agent or the Tranche B Term Lender, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Term Loan Agent or the Tranche B Term Lender, as applicable, and any such action shall be binding on all Lenders, and (iii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.02.

      (b) Upon the occurrence of an Event of Default, the Agents shall (subject to the provisions of SECTION 9.02) take such action with respect thereto as may be reasonably directed by the Required Lenders, or the Term Loan Agent pursuant to SECTION 7.03, as applicable; provided that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action as it shall deem advisable in the best interests of the Lenders. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents' compliance with such directions would be unlawful.

      SECTION 8.05 Liability of Agents.

      (a) Each of the Agents, when acting on behalf of the Lenders and the Issuing Bank, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or the Issuing Bank or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing Bank or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or the Issuing Bank or to any of them for

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any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders, Required Revolving Credit Lenders, Term Loan Agent, or Required Supermajority Revolving Credit Lenders, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents (A) shall be responsible to any Lender or the Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or (B) shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents, or (C) shall be responsible to any Lender or the Issuing Bank for the state or condition of any properties of the Borrower or any other obligor hereunder constituting Collateral for the Obligations of the Borrower hereunder, or any information contained in the books or records of the Borrower; or (D) shall be responsible to any Lender or the Issuing Bank for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (E) shall be responsible to any Lender or the Issuing Bank for the validity, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

      (b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to their rights and duties hereunder or under the Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

      (c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Loan Parties on account of the failure or delay in performance or breach by any Lender (other than by any Agent in its capacity as a Revolving Credit Lender) or the Issuing Bank of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

      (d) The Agents and the Term Loan Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Agents and the Term Loan Agent. The Agents and the Term Loan Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

      SECTION 8.06 Notice of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agents have actual knowledge of the same or have received notice from a Lender or the Loan Parties

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referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agents obtain such actual knowledge or receive such a notice, the Agents shall give prompt notice thereof to each of the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or the Term Loan Agent, as applicable. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Lenders.

      SECTION 8.07 Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

      SECTION 8.08 Reimbursement and Indemnification. Each Lender agrees (i) to reimburse (x) each Agent for such Lender's Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of the Lenders or the Issuing Bank under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Bank, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties and (y) each Agent for such Lender's Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders or the Issuing Bank that the Loan Parties have agreed to reimburse pursuant to SECTION 9.04 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from their respective gross negligence or willful misconduct). The provisions of this
SECTION 8.08 shall survive the repayment of the Obligations and the termination of the Commitments.

      SECTION 8.09 Rights of Agents. It is understood and agreed that Bank of America and FRG shall each have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though they were not the Administrative

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Agent or the Collateral Agents, respectively, of the Lenders under this
Agreement. The Agents and their affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Subsidiaries and Affiliates as if it were not the Agents hereunder.

      SECTION 8.10 Independent Lenders and Issuing Bank. The Lenders and the Issuing Bank each acknowledge that they have decided to enter into this Agreement and to make the Loans or issue the Letters of Credit hereunder based on their own analysis of the transactions contemplated hereby and of the creditworthiness of the Loan Parties and agrees that the Agents shall bear no responsibility therefor.

      SECTION 8.11 Notice of Transfer. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in SECTION 9.06(b).

      SECTION 8.12 Successor Agent. Any Agent may resign at any time by giving five (5) Business Days' written notice thereof to the Lenders, the Issuing Bank, the other Agents and the Lead Borrower. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Default or Event of Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents and the Issuing Bank, appoint a successor Agent which shall be a Person capable of complying with all of the duties of such Agent (and the Issuing Bank), hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, so long as there is no Default or Event of Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, if Bank of America resigns as Administrative Agent, FRG may, at its option, become successor Administrative Agent; and if either Bank of America or FRG resigns as Collateral Agent, the other party may, at its option, become successor Collateral Agent. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

      SECTION 8.13 Reports and Financial Statements. Promptly after receipt thereof from the Borrowers, the Administrative Agent shall remit to each Lender and the Collateral Agents copies of all financial statements and other notices (excluding Borrowing Requests and other routine communications in the ordinary course of business) required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent.

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      SECTION 8.14 Delinquent Lender. If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation each Revolving Credit Lender's obligation to make available to Administrative Agent its Revolving Credit Commitment Percentage of any Revolving Credit Loans, expenses or setoff or purchase its Revolving Credit Commitment Percentage of a participation interest in the Swingline Loans (a "Delinquent Lender"), and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Agents, other Lenders, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and
(ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments the Lenders' respective Commitment Percentages of all outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Loans, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in SECTION 2.10 hereof from the date when originally due until the date upon which any such amounts are actually paid.

      The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Loans (the "Future Commitment"). Upon any such purchase of the Commitment Percentage of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify the Agents and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by any Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its Commitment Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.

      SECTION 8.15 Arranger. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, except as provided in the commitment letter for this transaction, the Arranger shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

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                                   ARTICLE IX

                                  Miscellaneous

      SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to any Loan Party, to it at 40 Pequot Way, Canton, Massachusetts 02021, Attention: Chief Financial Officer (Telecopy No.
      (781) 830-3484), with a copy to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02109, Attention: Jeffrey Wolfson, Esquire (Telecopy No. (617) 574-7650);

            (b) if to the Administrative Agent or the Collateral Agents, or the Swingline Lender or the Tranche A-1 Term Lender, to Bank of America, N.A., 40 Broad Street, Boston, Massachusetts 02109, Attention: Sally Sheehan (Telecopy No. (617) 434-4339), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456);

            (c) If to the Term Loan Agent or the Tranche B Term Lender, to Back Bay Capital Funding, LLC, 40 Broad Street, Boston, Massachusetts 02109,
      Attention: Michael Pizette (Telecopy No. (617) 434-4185), with a copy to Brown Rudnick Berlack Israels LLP, One Financial Center, Boston, Massachusetts 02111, Attention: Peter J. Antoszyk, Esquire (Telecopy No.
      (617) 856-8201);

            (d) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 9.02 Waivers; Amendments.

      (a) No failure or delay by the Agents, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of

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whether the Agents, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

      (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Loan Parties that are parties thereto, in each case with the Consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the Consent of such Lender, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the Consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments or the Maturity Date, without the Consent of each Lender affected thereby, (iv) change
SECTION 2.19, SECTION 2.22, or SECTION 2.23 or Section 6.02 of the Security Agreement, without the Consent of each Lender, (v) change any of the provisions of this SECTION 9.02 or the definition of the term "Required Lenders", "Required Revolving Credit Lenders" or "Required Supermajority Revolving Credit Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the Consent of each Lender, (vi) release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document, without the Consent of each Lender, (vii) except for sales described in SECTION 6.05 or as permitted in the Security Documents, release any material portion of the Collateral from the Liens of the Security Documents, without the Consent of each Lender, (viii) change the definition of the term "Borrowing Base" or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the Consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves, (ix) increase the Permitted Overadvance, without the Consent of each Lender, (x) subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the prior Consent of each Lender, or (xi) change the definition of "Consent" without the prior Consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents, the Term Loan Agent or the Issuing Bank without the prior written consent of the Agents, the Term Loan Agent or the Issuing Bank, as the case may be.

      (c) Notwithstanding the provisions of SECTION 9.02(b), none of the following may be made without the Consent of the Term Loan Agent:

                  (i) Any increase in any interest rate or fee payable to the
            Revolving Credit Lenders on account of the Revolving Credit Loans in excess of 50 basis point per annum in the aggregate, unless the Loan Parties agree to increase the interest rate and fees payable to the Term Lenders contemporaneously therewith by an amount equal to one
            (1) times any increase in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit

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            Loans (e.g. if the Applicable Margin is increased by one-quarter of one percent per annum, the Tranche A-1 Term Loan interest rate and the Tranche B Term Loan Interest Rate shall be increased by one-quarter of one percent per annum). Any adjustments to the rates for Prime Rate Loans and LIBO Loans based upon the application of the Applicable Margin, or imposition of the increased rate of interest after the occurrence of an Event of Default, as provided in
            SECTION 2.10(a) above, and not based upon any amendment to the Applicable Margin or to SECTION 2.10(a), shall neither require the consent of the Term Loan Agent nor result in any increase to the Tranche A-1 Term Loan interest rate or the Tranche B Term Loan Interest Rate.

                  (ii) Except as provided in clause (i) above, any increase in any interest rate or fee payable to the Trance A-1 Term Loan Lenders on account of the Tranche A-1 Term Loans in excess of 50 basis point per annum in the aggregate, unless the Loan Parties agree to increase the interest rate and fees payable to the Tranche B Term Loan Lenders contemporaneously therewith by an amount equal to one
            (1) times any increase in any interest rate or fee payable to the Tranche A-1 Term Loan Lenders on account of the Tranche A-1 Term Loans. Any adjustments to the rates for Prime Rate Loans and LIBO Loans based upon the application of the Applicable Margin, or imposition of the increased rate of interest after the occurrence of an Event of Default, as provided in SECTION 2.10(a) above, and not based upon any amendment to the Applicable Margin or to SECTION 2.10(a), shall neither require the consent of the Tranche A-1 Term Loan Agent nor result in any increase to the Tranche B Term Loan Interest Rate.

                  (iii) Any amendment, modification, or waiver of any provision of ARTICLE II (with respect to any Term Loan provisions relating to the Term Loans or the Term Lenders).

                  (iv) Any amendment, modification or waiver of SECTION 2.01(a),
            SECTION 2.02(b), SECTION 2.04, SECTION 2.08, SECTION 2.09, SECTION 2.10, SECTION 2.11, SECTION 2.20, SECTION 4.02, SECTION 5.01,
            SECTION 6.01, SECTION 6.02, SECTION 6.04(c), SECTION 6.05, SECTION 6.14, SECTION 70.1(d), SECTION 7.01(e), SECTION 7.01(h), SECTION 7.01(i), SECTION 7.03, SECTION 8.15, or SECTION 9.03.

                  (v) Any amendment reducing the amount of the Excess
            Availability Reserve or any component definition contained in the definition of such term;

                  (vi) Amendment of any of the following definitions: Cash
            Dominion Release Event, Permitted Overadvance, Standstill Period, Tranche B Term Loan Action Event, Tranche B Term Loan Availability Breach, Tranche B Term Loan Commitment Percentage, Tranche B Term Loan Interest Rate, Buyout, Liquidation, Yield Reserve, Panasonic Reserve, Pansonic Floor Plan Payment Guaranty, Term Loan Agent, Termination Date, Maturity Date, Term Loan Interest Payment Date, Total Tranche B Term Loan Commitments, Tranche B Term Loan Commitments, Tranche A-1 Term Loan Borrowing Base, Tranche B

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            Term Loan Borrowing Base, or Tranche B Term Loan Payment Breach (and
            any component definitions contained in any of the above definitions).

      (d) Notwithstanding anything to the contrary contained herein, no modification, amendment or waiver which increases the maximum amount of the Swingline Loans to an amount in excess of $5,000,000 (or such greater amount to which such limit has been previously increased in accordance with the provisions of this SECTION 9.02(d)) shall be made without the Consent of the Required Supermajority Revolving Credit Lenders.

      (e) Notwithstanding anything to the contrary contained in this SECTION 9.02, in the event that the Borrowers request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the Consent of the Lenders pursuant to SECTION 9.02(b), SECTION 9.02(c) or SECTION 9.02(d) and such amendment is approved by the Required Lenders (including in all events the Term Loan Agent), but not by the percentage of the Lenders set forth in said SECTION 9.02(b), SECTION 9.02(c) or SECTION 9.02(d), as applicable, the Borrowers, and the Required Lenders shall be permitted to amend this Agreement without the Consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Required Lenders, so that the aggregate Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

      (f) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against the Borrowers unless signed by the Borrowers or other applicable Loan Party.

      SECTION 9.03 The Buy Out.

      (a) The Tranche B Term Lender may (but shall not be obligated to) cause the assignment to the Tranche B Term Lender or the Tranche B Term Lender's designee, by the Revolving Credit Lenders and the Tranche A-1 Term Lender, of all right, title and interest, in, to, arising under, or in respect of the Revolving Credit Obligations and the Tranche A-1 Term Loan Obligations upon five
(5) Business Days prior written notice given at any time either of the following conditions is satisfied:

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                  (i) the Tranche B Term Lender has the right, under SECTION
            7.03, to require acceleration of the Obligations; or

                  (ii) The Administrative Agent has accelerated the Obligations or commenced or consented to a Liquidation (including the conduct by the Borrowers of going-out-of-business or similar sales) of any material portion of the Borrowers' assets.

      (b) Such assignments shall be effective on the Business Day next following the expiry of such five (5) Business Days by the execution, by the Revolving Credit Lenders and the Tranche A-1 Term Lender, of any Assignment and Acceptance in exchange for the payment, in immediately available funds, of the amount of the Revolving Credit Obligations (other than the Early Termination Fee) and the Tranche A-1 Term Loan Obligations as of the date on which such assignment is made.

      (c) In the event that, within twelve (12) months following the consummation of a Buy Out, the Tranche B Term Lender actually receives any payment on account of the Early Termination Fee which had been provided for in this Agreement (which receipt, if in connection with a Liquidation, shall be paid on a last dollar out basis, but in any case before payment of the Tranche B Term Loan Early Termination Fee), then the Tranche B Term Lender shall pay over such Early Termination Fee to the Administrative Agent for distribution to those Persons who were Revolving Credit Lenders immediately prior to such Buy Out. The Tranche B Term Lender acknowledges and agrees that if the Early Termination Fee is not paid when due by the Borrowers, then for the twelve (12) month period following the Buy Out, it shall use its reasonable efforts to collect such Early Termination Fee, it being understood that in no event shall the Tranche B Term Lender be obligated to incur any cost or expenses in connection with such collection efforts; and may condition its payment over to the Administrative Agent on the Administrative Agent's providing of such indemnification as is reasonably satisfactory to the Administrative Agent and the Tranche B Term Lender. During the twelve (12) month period following consummation of the Buy Out, the Tranche B Term Lender agrees not to waive the Revolving Credit Lenders' right to receive the Early Termination Fee. If the Tranche B Term Lender shall receive such Early Termination Fee at any time after the twelve (12) month period following the consummation of the Buy Out, it shall be permitted to retain, for its own account, such Early Termination Fee, and the Administrative Agent and the Revolving Credit Lenders immediately prior to such Buy Out shall have no interest therein.

      (d) The Tranche B Term Lender's rights under this SECTION 9.03 may only be exercised completely with respect to the entire Revolving Credit Obligations and Tranche A-1 Term Loan Obligations.

      SECTION 9.04 Expenses; Indemnity; Damage Waiver.

      (a) The Loan Parties shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Term Loan Agent, the Lenders and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, the Term Loan Agent and the Lenders, outside consultants for the Agents, Term Loan Agent, appraisers, for commercial finance examinations and environmental site assessments, in connection with the

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initial syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, the Term Loan Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents, the Term Loan Agent, the Issuing Bank or any Lender, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Lenders who are not the Agents or the Term Loan Agent shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel) and the Agents shall be entitled to one counsel representing all Agents.

      (b) The Loan Parties shall, jointly and severally, indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of the Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of the Subsidiaries, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates).

      (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agents or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by

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or asserted against the Agents or the Issuing Bank. For purposes hereof, a
Lender's "pro rata share" shall be determined based upon its share of the Total Commitments at the time.

      (d) To the extent permitted by Applicable Law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof.

      (e) All amounts due under this Section shall be payable promptly after written demand therefor.

      SECTION 9.05 Designation of Lead Borrower as Borrowers' Agent.

      (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain Loans and Letters of Credit hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth herein. As the disclosed principal for its agent, each Borrower shall be obligated to the Agents and each Lender on account of Loans so made and Letters of Credit so issued hereunder as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any Borrower.

      (b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes, guarantees, and agrees to discharge all Obligations of all other Borrowers as if the Borrower so assuming and guarantying were each other Borrower.

      (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Loan.

                  (i) The Lead Borrower shall cause the transfer of the proceeds of each Loan to the (those) Borrower(s) on whose behalf such Loan was obtained. Neither the Agents nor any Lender shall have any obligation to see to the application of such proceeds.

                  (ii) If, for any reason, and at any time during the term of this Agreement,

                  (A) any Borrower, including the Lead Borrower, as agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Administrative Agent in the Administrative Agent's sole and absolute discretion); or

                  (B) the Administrative Agent deems it inexpedient (in the
            Administrative Agent's sole and absolute discretion) to continue making Loans

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            and cause Letters of Credit to be issued to or for the account of any particular Borrower, or to channel such Loans and Letters of Credit through the Lead Borrower,

      then the Lenders may make Loans directly to, and cause the issuance of Letters of Credit directly for the account of such of the Borrowers as the Administrative Agent determines to be expedient, which Loans may be made without regard to the procedures otherwise included herein.

      (d) In the event that the Administrative Agent determines to forgo the procedures included herein pursuant to which Loans and Letters of Credit are to be channeled through the Lead Borrower, then the Administrative Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

      (e) Each of the Borrowers shall remain liable to the Agents and the Lenders for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Administrative Agent to cease making Loans or causing Letters of Credit to be issued to or for the benefit of any Borrower.

      (f) The authority of the Lead Borrower to request Loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent acts as provided in subparagraph (c), above, or the Administrative Agent actually receives written notice of: (i) the termination of such authority, and
(ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed Lead Borrower.

      SECTION 9.06 Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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      (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Lead Borrower (but only if no Default then exists), the Agents and the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Lead Borrower (but only after the completion of the initial syndication and if no Default then exists) and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, after completion of the syndication of the Loans, together with a processing and recordation fee of $3,500. The limitations in the preceding sentence shall not apply to any assignment of the Tranche B Term Loan Commitments or Tranche B Term Loan, and the Tranche B Term Lender may sell or assign all or any portion of the Tranche B Term Loan without complying with the provisions of the preceding sentence (other than the requirement to deliver a duly executed Assignment and Acceptance to the Administrative Agent) and the Borrowers shall execute Notes to reflect such Assignment and Acceptance. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

      (c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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      (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (e) Any Lender may, without the consent of the Loan Parties, the Agents, and the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Commitments, the Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to SECTION 9.02(b) that affects such Participant. The limitations in the preceding sentence shall not apply to any participation of the Tranche B Term Loan Commitments or Tranche B Term Loan, and the Tranche B Term Lender may sell participations in the Tranche B Term Loan without complying with the provisions of the preceding sentence. Subject to paragraph (f) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.24, SECTION 2.26 and
SECTION 2.27 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
SECTION 9.10 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.26(c) as though it were a Lender.

      (f) A Participant shall not be entitled to receive any greater payment under SECTION 2.24 or SECTION 2.27 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.27 unless
(i) the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
SECTION 2.27(f) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with SECTION 2.27(f).

      (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or

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assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 9.07 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of
SECTION 2.24, SECTION 2.27 and SECTION 9.04 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 9.08 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.09 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 9.10 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under

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this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

      SECTION 9.11 Governing Law; Jurisdiction; Consent to Service of Process.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

      (b) The Loan Parties agree that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consent to the non-exclusive jurisdiction of such courts. The Loan Parties hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 9.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such

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

Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 9.15 Additional Waivers.

      (a) The Obligations are the joint and several obligations of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Borrower of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agents or any other Secured Party.

      (b) The obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

      (c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agents and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other

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right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

      (d) Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations, as more particularly set forth in an Indemnity, Subrogation and Contribution Agreement entered into amongst the Loan Parties. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agents to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

      SECTION 9.16 Press Releases and Related Matters.

      Each Borrower consents to the publication by any Agent or the Term Loan Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Borrower's name, logo or trademark. The Agents and the Term Loan Agent reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

      SECTION 9.17 Existing Credit Agreement Amended and Restated. This Agreement shall amend and restate the Existing Credit Agreement in its entirety. On the Effective Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that each of the "Loans" (as such term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall, for purposes of this Agreement, be included as Loans hereunder and each of the "Letters of Credit" (as defined in the Existing Credit Agreement) on the Effective Date shall be Letters of Credit hereunder.

                            [SIGNATURE PAGES FOLLOW]

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

                                         NEW ENGLAND AUDIO CO., INC., as
                                         Lead Borrower and Borrower

                                         By:____________________________________
                                         Name:  Joseph McGuire
                                         Title: Vice President and Interim Chief
                                                 Executive Officer

                                         SOUND ADVICE OF ARIZONA INC., as
                                         Borrower

                                         By:____________________________________
                                         Name:  Joseph McGuire
                                         Title: Vice President and Interim Chief
                                                 Executive Officer

                                         NEA DELAWARE, INC., as Borrower

                                         By:____________________________________
                                         Name:  Joseph McGuire
                                         Title: Vice President and Interim Chief
                                                 Executive Officer

                                         THEG USA, L.P., as Borrower

                                         By:    New England Audio Co., Inc.,
                                                its General Partner

                                         By:____________________________________
                                         Name:  Joseph McGuire
                                         Title: Vice President and Interim Chief
                                                Executive Officer

                                         HILLCREST HIGH FIDELITY, INC., as
                                         Borrower

                                         By:____________________________________
                                         Name:  Joseph McGuire
                                         Title: Vice President and Interim Chief
                                                Executive Officer

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

                                         SOUND ADVICE, INC., as Borrower

                                         By:____________________________________
                                         Name:  Joseph McGuire
                                         Title: Vice President and Interim Chief
                                                Executive Officer

                                         SUMARC ELECTRONICS INCORPORATED, as
                                         Borrower

                                         By:____________________________________
                                         Name:  Joseph McGuire
                                         Title: Vice President and Interim Chief
                                                Executive Officer

                                         TWEETER HOME ENTERTAINMENT GROUP, INC.,
                                         as Facility Guarantor

                                         By:____________________________________
                                         Name:  Joseph McGuire
                                         Title: Vice President and Interim Chief
                                                Executive Officer

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

                                         FLEET RETAIL GROUP, LLC, As Collateral
                                         Agent, as Swingline Lender, as
                                         Revolving Credit Lender and as Tranche
                                          A-1 Term Lender

                                         By:____________________________________
                                         Name:  Sally A. Sheehan
                                         Title: Managing Director

                                         Address:
                                         40 Broad Street, 10th Floor
                                         Boston, Massachusetts 02109
                                         Attn: Sally Sheehan
                                         Telephone: (617) 434-4391
                                         Telecopy:   (617) 434-4339

                                         BANK OF AMERICA, N.A., As
                                         Administrative Agent, as Collateral
                                         Agent, and as Issuing Bank

                                         By:____________________________________
                                         Name:  Sally A. Sheehan
                                         Title: Managing Director

                                         Address:
                                         40 Broad Street, 10th Floor
                                         Boston, Massachusetts 02109
                                         Attn: Sally Sheehan
                                         Telephone: (617) 434-4391
                                         Telecopy:   (617) 434-4339

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

                                         GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as Revolving Credit Lender

                                         By:____________________________________
                                         Name:  Stephen M. Metivier
                                         Title: Duly Authorized Signatory

                                         Address: 800 Connecticut Avenue,
                                                  Two North
                                         Norwalk, Connecticut 06854
                                         Attn: Tweeter Account Manager
                                         Telephone: (203) 852-3660
                                         Telecopy:   (203) 852-3600

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

                                         NATIONAL CITY BUSINESS CREDIT, INC.
                                         (f/k/a National City Commercial
                                         Finance, Inc.), as Revolving Credit
                                         Lender

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         Address: ______________________________
                                         Telephone: ____________________________
                                         Telecopy: _____________________________

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

                                         WACHOVIA CAPITAL FINANCE CORPORATION
                                         (CENTRAL), as Revolving Credit Lender

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         Address: ______________________________
                                         Telephone: ____________________________
                                         Telecopy: _____________________________

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

                                         WELLS FARGO FOOTHILL, LLC, as Revolving
                                         Credit Lender

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         Address: ______________________________
                                         Telephone: ____________________________
                                         Telecopy: _____________________________

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

                                         BACK BAY CAPITAL FUNDING, LLC, as
                                         Tranche B Term Lender

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         Address:
                                         40 Broad Street
                                         Boston, Massachusetts 02109
                                         Attn: Michael Pizette
                                         Telephone:(617) 434-4077
                                         Telecopy: (617) 434-4312

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